Exhibit 10.1

OFFICE LEASE AGREEMENT

BY AND BETWEEN

PINE FOREST 240 TT, LLC

(AS LANDLORD)

AND

DOVA PHARMACEUTICALS, INC.

(AS TENANT)

240 Leigh Farm Road

Durham, North Carolina 27517

HOLLAND + KNIGHT LLP
800 17th Street, N.W.
Suite 1100
Washington, DC 20006
Phone: (202) 955-3000
Fax:	(202) 955-5564

HOLLAND & KNIGHT LLP

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made and entered into as of the       day of              , 2018 (the “Effective Date”), by and between PINE FOREST 240 TT, LLC, a Delaware limited liability company (“Landlord”), and DOVA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

In consideration of the mutual covenants and agreements contained herein, the parties hereto agree for themselves, their successors and assigns, as follows:

1.                                      BASIC LEASE TERMS.

The following terms shall have the following meanings in this Lease:

(a)                                 Premises:  Approximately twenty-one thousand seven hundred forty-five (21,745) rentable square feet of office space in the aggregate on the second (2nd) floor of the Building (hereafter defined), consisting, collectively, of (i) approximately one thousand nine hundred sixty-one (1,961) rentable square feet of office space currently known as suite 200 (the “Suite 200 Premises”), (ii) approximately five thousand four hundred six (5,406) rentable square feet of office space currently known as suite 215 (the “Suite 215 Premises”) and (iii) approximately fourteen thousand three hundred seventy-eight (14,378) rentable square feet of office space currently known as suite 245 (the “Suite 245 Premises”) (each of the Suite 200 Premises, the Suite 215 Premises and the Suite 245 Premises being referred to herein as a “Premises Portion”), all as more particularly shown on the floor plan attached hereto as Exhibit A.  From and after each Premises Portion Commencement Date (hereinafter defined), as used in this Lease, the term “Premises” shall mean each and every Premises Portion for which the applicable Premises Portion Commencement Date has occurred.  Once the Premises Portion Commencement Date for all of the Premises Portions have occurred, the Premises shall contain approximately twenty-one thousand seven hundred forty-five (21,745) rentable square feet of office space in the aggregate.

(b)                                 Building:  The office building located at 240 Leigh Farm Road, Durham, North Carolina.  As of the Effective Date of this Lease, the Building contains 100,546 rentable square feet of office space.

(c)                                  Business Park:  The Building, the Other Building and the Project Land (hereinafter defined).

(d)                                 Other Building:  The office building located at 220 Leigh Farm Road, Durham, North Carolina.

(e)                               Common Areas:  All areas of the Building, the land on which the Building is located (the “Land”), the Project Land (hereinafter defined) and/or the Business Park, as applicable, which are available for the common use or benefit of all tenants primarily or to the public generally, including without limitation parking areas, driveways, sidewalks, loading docks, the lobby, corridors, elevators, stairwells, entrances, public restrooms, mechanical rooms, janitorial closets, telephone rooms, mail rooms, electrical rooms, and other similar areas of the

Building providing for building systems, and any other common facilities furnished by Landlord from time to time.

(f)                                   Intentionally Omitted.

(g)                                  Term:  The period commencing on the date (the “Initial Premises Portion Commencement Date”) on which the first Premises Portion Commencement Date occurs and ending on September 30, 2023 (the “Expiration Date”), unless extended or earlier terminated in accordance with the terms of the Lease.

(h)                                 Base Rent:  The base rent (“Base Rent”) for the Suite 200 Premises shall be as follows:

LEASE YEAR	RATE	MONTHLY RENT	ANNUAL RENT

1	$26.25	$4,289.69	$51,476.28
2	$26.97	$4,407.35	$52,888.20
3	$27.71	$4,528.28	$54,339.36
4	$28.48	$4,654.11	$55,849.32
5	$29.26	$4,781.57	$57,378.84
6	$30.06	$4,912.31	$58,947.72	*

[*on an annualized basis]

The above schedule of Base Rent for the Suite 200 Premises assumes that the Initial Premises Portion Commencement Date occurs on or prior to September 1, 2018.  If the Initial Premises Portion Commencement Date occurs after September 1, 2018, Landlord and Tenant shall adjust such schedule accordingly and set forth a revised schedule in the Suite 200 CD Declaration (hereinafter defined).

Base Rent for the Suite 215 Premises shall be as follows:

LEASE YEAR	RATE	MONTHLY RENT	ANNUAL RENT

Suite 215 Commencement Date — last day of 2nd Lease Year	$26.97	$12,149.99	$145,799.88	*
3	$27.71	$12,483.36	$149,800.32
4	$28.48	$12,830.24	$153,962.88
5	$29.26	$13,181.63	$158,179.56
6	$30.06	$13,542.03	$162,504.36	*

[*on an annualized basis]

The above schedule of Base Rent for the Suite 215 Premises assumes that (i) the Initial Premises Portion Commencement Date occurs on or prior to September 1, 2018 and (ii) the Suite 215 Commencement Date (hereinafter defined) occurs during the second (2nd) Lease Year.  If either of the foregoing assumptions proves to be incorrect, Landlord and Tenant shall adjust such schedule accordingly and set forth a revised schedule in the Suite 215 CD Declaration (hereinafter defined).

Base Rent for the Suite 245 Premises shall be as follows:

LEASE YEAR	RATE	MONTHLY RENT	ANNUAL RENT

Suite 245 Commencement Date — last day of 2nd Lease Year	$26.97	$32,314.56	$387,774.72	*
3	$27.71	$33,201.20	$398,414.40
4	$28.48	$34,123.79	$409,485.48
5	$29.26	$35,058.36	$420,700.32
6	$30.06	$36,016.89	$432,202.68	*

[*on an annualized basis]

The above schedule of Base Rent for the Suite 245 Premises assumes that (i) the Initial Premises Portion Commencement Date occurs on or prior to September 1, 2018 and (ii) the Suite 245 Commencement Date (hereinafter defined) occurs during the second (2nd) Lease Year.  If either of the foregoing assumptions proves to be incorrect, Landlord and Tenant shall adjust such schedule accordingly and set forth a revised schedule in a lease amendment executed by Landlord and Tenant.

(i)                                     Base Year:  Calendar year 2019.

(j)                                    Tenant’s Proportionate Share:  From and after the Suite 200 Commencement Date (hereinafter defined), Tenant’s Proportionate Share shall increase by 1.95%; from and after the Suite 215 Commencement Date, Tenant’s Proportionate Share shall increase by 5.38%; and from and after the Suite 245 Commencement Date, Tenant’s Proportionate Share shall increase by 14.30%.  Once the Premises Portion Commencement Date for all of the Premises Portions have occurred, Tenant’s Proportionate Share shall equal 21.63% (representing a fraction, the numerator of which is the number of rentable square feet within the Premises and the denominator of which is the number of rentable square feet within the Building).

(k)                                 Notice Addresses:

Landlord:	Pine Forest 240 TT, LLC
c/o Innovatus Capital Partners, LLC
777 3rd Avenue, 19th Floor
New York, NY 10017
Attn: Bradley Seiden

with a copy to:	Pine Forest 240 TT, LLC
c/o American Real Estate Partners Management LLC, as Agent
2350 Corporate Park Drive, Suite 110
Herndon, Virginia 20171
Attn: General Counsel

and to:	Holland & Knight LLP
800 17th Street, N.W., Suite 1100
Washington, D.C. 20006
Attn: Christopher J. Reynolds, Esq.

Tenant:	At the Suite 245 Premises

Attn: Mark Hahn, CFO

with a copy to:	At the Suite 245 Premises
Attn: Marc Banjak, General Counsel

and to:	Smith, Anderson, Blount, Dorsett,
Mitchell & Jernigan, L.L.P.
2300 Wells Fargo Capitol Center
150 Fayetteville Street
Raleigh, North Carolina 27601
Attn: Christopher B. Capel, Esq.

(l) Landlord’s Address for Payment of Rent:	Via U.S. Mail:

PINE FOREST 240 TT LLC
PO Box 536181
307 23rd Street Extension, Suite 950
Pittsburgh, PA 15215

Via Wire Transfer / ACH
PINE FOREST 240 TT LLC
Citizens Bank NA
Account #4522334914
ABA Routing #241070417

(m)                             Security Deposit:  $53,021.56

(n)                                 Broker(s):  CBRE, Inc., as Landlord’s agent, and Tri Properties, Inc., as Tenant’s agent.

(o)                                 Parking.   Tenant shall have the right to use, at no additional cost or fee four (4) unreserved parking spaces per 1,000 rentable square feet of the Premises (as the Premises exists from time to time under this Lease) in the surface parking areas adjacent to the Building which constitutes a portion of the Common Areas of the Land.

2.                                      DESCRIPTION OF PREMISES.

In consideration of Tenant’s agreement to pay Base Rent and Additional Rent (hereinafter defined), Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord, the Premises within the Building located in the Business Park; together with the nonexclusive right to use the Common Areas of the Land and the Building.  The parties acknowledge that all square footage figures with respect to the Premises are approximate and agree that such figures shall be conclusive for all purposes with respect to this Lease.

3.                                      TERM; COMMENCEMENT DATE; DELIVERY OF PREMISES.

(a)                                 Term.  This Lease shall be in full force and effect from the Effective Date.  The term of this Lease (the “Term”) shall commence on the Initial Premises Portion Commencement

Date and expire on the Expiration Date set forth in Section 1(g), above, unless extended or earlier terminated pursuant to the terms of this Lease.  As used herein, the term “Lease Year” shall mean (i) with respect to the first Lease Year, the consecutive twelve (12)-month period beginning with the Initial Premises Portion Commencement Date, except that if the Initial Premises Portion Commencement Date does not occur on the first day of a calendar month, the first Lease Year shall commence on the Initial Premises Portion Commencement Date and terminate on the last day of the twelfth (12th) full calendar month after the Initial Premises Portion Commencement Date, and (ii) each successive period of twelve (12) calendar months thereafter during the Term.

(b)                                 Premises Portion Commencement Date.

(i)                                     As used herein (i) the “Suite 200 Commencement Date” shall be the date Landlord delivers possession of the Suite 200 Premises to Tenant broom clean and free from any prior occupancies, (ii) the “Suite 215 Commencement Date” shall be the date Landlord delivers possession of the Suite 215 Premises to Tenant broom clean and free from any prior occupancies and (iii) the “Suite 245 Commencement Date” shall be May 1, 2020.  Reference is made to the form of Declaration of Suite 200 Commencement Date (the “Suite 200 CD Declaration”) attached hereto as Exhibit B.  Landlord shall use commercially reasonable efforts to deliver the Suite 200 Premises to Tenant on or before August 1, 2018 (which commercially reasonable efforts shall not include the attempt by Landlord to relocate the existing tenant or occupant of the Suite 200 Premises to space located outside of the Building).  Landlord shall use commercially reasonable efforts to deliver the Suite 215 Premises to Tenant on or before August 1, 2019 (which commercially reasonable efforts shall not include the attempt by Landlord to relocate the existing tenant or occupant of the Suite 215 Premises to space located outside of the Building).   After the Suite 200 Commencement Date, Landlord shall complete the Suite 200 CD Declaration and deliver the completed Suite 200 CD Declaration to Tenant.  Within ten (10) days after Tenant receives the completed Suite 200 CD Declaration from Landlord, Tenant shall execute and return the Suite 200 CD Declaration to Landlord to confirm the Suite 200 Commencement Date and, if applicable, a revised schedule of Base Rent payable by Tenant with respect to the Suite 200 Premises.  Any failure by Landlord to deliver the Suite 200 CD Declaration to Tenant and/or any failure by Landlord of Tenant to execute the Suite 200 CD Declaration after such delivery shall not affect the determination of the Suite 200 Commencement Date, or otherwise affect in any manner whatsoever any other term or condition of this Lease.  Reference is made to the form of Declaration of Suite 215 Commencement Date (the “Suite 215 CD Declaration”) attached hereto as Exhibit B-1.  After the Suite 215 Commencement Date, Landlord shall complete the Suite 215 CD Declaration and deliver the completed Suite 215 CD Declaration to Tenant.  Within ten (10) days after Tenant receives the completed Suite 215 CD Declaration from Landlord, Tenant shall execute and return the Suite 215 CD Declaration to Landlord to confirm the Suite 215 Commencement Date and, if applicable, a revised schedule of Base Rent payable by Tenant with respect to the Suite 215 Premises.  Any failure by Landlord to deliver the Suite 215 CD Declaration to Tenant and/or any failure by Landlord of Tenant to execute the Suite 215 CD Declaration after such delivery shall not affect the determination of the Suite 215 Commencement Date, or otherwise affect in any manner whatsoever any other term or condition of this Lease.  Each of the Suite 200 Commencement Date, the Suite 215 Commencement Date and the Suite 245 Commencement Date shall be a “Premises Portion Commencement Date” hereunder.

(ii)                                  Notwithstanding anything to the contrary contained in this Lease, if the Suite 200 Commencement Date has not occurred on or before September 1, 2018 (the “Suite 200

Commencement Date Delay Abatement Date”), then, Base Rent for the Suite 200 Premises shall be abated for a number of days equal to the number of days after the Suite 200 Commencement Date Delay Abatement Date that the Suite 200 Commencement Date fails to occur, which abatement shall commence on the date immediately following the last day of the Suite 200 Abatement Period (hereinafter defined); provided, however, that in no event shall Base Rent for the Suite 200 Premises abate for more than one hundred twenty (120) days pursuant to the terms of this Section 3(b)(ii).  The Suite 200 Commencement Date Delay Abatement Date shall be extended by one (1) day for each day that the Suite 200 Commencement Date is delayed as the result of any event of force majeure.  Tenant hereby expressly acknowledges and agrees that the foregoing right to abate Base Rent for the Suite 200 Premises shall be Tenant’s sole and exclusive remedy in the event of any delay in the Suite 200 Commencement Date beyond the  Suite 200 Commencement Date Delay Abatement Date.

(iii)                               Notwithstanding anything to the contrary contained in this Lease, if the Suite 215 Commencement Date has not occurred on or before September 1, 2019 (the “Suite 215 Commencement Date Delay Abatement Date”), then, Base Rent for the Suite 215 Premises shall be abated for a number of days equal to the number of days after the Suite 215 Commencement Date Delay Abatement Date that the Suite 215 Commencement Date fails to occur, which abatement shall commence on the date immediately following the last day of the Suite 215 Abatement Period (hereinafter defined); provided, however, that in no event shall Base Rent for the Suite 215 Premises abate for more than one hundred twenty (120) days pursuant to the terms of this Section 3(b)(iii).  The Suite 215 Commencement Date Delay Abatement Date shall be extended by one (1) day for each day that the Suite 215 Commencement Date is delayed as the result of any event of force majeure.  Tenant hereby expressly acknowledges and agrees that the foregoing right to abate Base Rent for the Suite 215 Premises shall be Tenant’s sole and exclusive remedy in the event of any delay in the Suite 215 Commencement Date beyond the  Suite 215 Commencement Date Delay Abatement Date.

(c)                                  Tenant Improvements; Improvement Allowance.

(i)                                     Landlord shall deliver the Suite 200 Premises and the Suite 215 Premises to Tenant broom clean and free from any prior occupancies (but otherwise in its then “as-is” condition), and Tenant shall remain in possession of the Suite 245 Premises in its then “as-is” condition without (A) any obligation on Landlord’s part to undertake any improvements or alterations therein (but subject to Landlord’s repair and maintenance obligations set forth in this Lease); or (B) any representations or warranties regarding the condition thereof.

(ii)                                  Notwithstanding anything to the contrary contained herein, subject to the terms of this Lease, and provided that Tenant is not then in default under this Lease, Landlord shall provide Tenant with an allowance (the “Improvement Allowance”) of up to Two Hundred Sixty-Four Thousand Ninety Dollars ($264,090.00) in the aggregate (or the sum of Twenty Dollars [$20.00] per rentable square foot of the Suite 200 Premises, plus Fifteen Dollars [$15.00] per rentable square foot of the Suite 215 Premises, plus Ten Dollars [$10.00] per rentable square foot of the Suite 245 Premises ) to pay for (i) costs and expenses (“TI Work Costs”) incurred by Tenant in connection with the design and construction of improvements which Tenant desires to undertake in and to the Premises, or improvements approved in writing by Landlord and Paidion which Tenant performed in the Suite 245 Premises within the sixty (60) day period immediately preceding the Effective Date of this Lease (collectively, the “Tenant Improvements”) and (ii) to the limited extent provided herein, FF&E Costs (hereinafter defined).  Tenant hereby expressly acknowledges and agrees that the amount of the Improvement

Allowance is subject to potential reduction pursuant to the terms of Section 3(c)(vi), below.  Disbursements of the Improvement Allowance by Landlord for TI Work Costs (“Partial TI Payments”) shall be made on a monthly basis, if requested in writing by Tenant, or, if not so requested, paid out by Landlord upon completion of the Tenant Improvements, and the satisfaction of the conditions set forth below, including the receipt by Landlord of final lien waivers from all general contractors, subcontractors and material suppliers who perform work or provide materials in connection with the Tenant Improvements; provided, however, that in no event shall Landlord be obligated to disburse to Tenant in excess of Forty-Six Thousand Six Hundred Forty Dollars ($46,640.00) of the Improvement Allowance until Landlord has determined that Landlord will not incur any additional Suite 215 Relocation Costs (hereinafter defined).  Each of Tenant’s requests for a Partial TI Payment (the “TI Draw Requests”) shall be accompanied by (a) the general contractor’s application for payment (including, if applicable, an architect’s certification thereof) setting forth a detailed description of the TI Work completed (including the percentage of the total job which the work with respect to which the contractor seeks payment represents) and the total cost of such work; (b) paid invoices for TI Work Costs incurred by Tenant; (c) a written approval by Tenant of the contractor’s application of payment and the work performed by the contractor(s), if applicable; and (d) partial lien waivers (or, with respect to the final TI Draw Request, final lien waivers) and releases of mechanic’s and materialmen’s liens from the general contractor, subcontractors and material suppliers providing work or services with respect to the Tenant Improvements.  Landlord shall make Partial TI Payments of the Improvement Allowance within thirty (30) days after receipt of a TI Draw Request from Tenant, provided that such TI Draw Request is accompanied by all applicable information and documentation set forth in (a)-(d), above, and provided further that Landlord shall have no obligation to make more than one (1) such disbursement in any thirty (30) day period.  Tenant’s final TI Draw Request shall include (1) a certificate of substantial completion of the Tenant Improvements prepared by Tenant, or, if applicable, Tenant’s architect, (2) all applicable final lien waivers, (3) copies of the certificate of occupancy for the Suite 200 Premises and the Suite 215 Premises and (4) final as-built plans showing the Tenant Improvements (in the CAD format reasonably designated by Landlord), warranties and an HVAC testing and balancing report reviewed and approved by Landlord’s engineer.  Notwithstanding the foregoing, in no event shall Landlord be obligated to pay, in the aggregate, an amount in excess of ninety percent (90%) of the Improvement Allowance prior to Landlord’s receipt of Tenant’s final TI Draw Request given in accordance with the terms of this Section 3(c)(ii).  Prior to undertaking any Tenant Improvements in the Premises and notwithstanding anything to the contrary contained in this Lease, Tenant shall submit to Landlord for its approval full working drawings (the “TI Working Drawings”) depicting all of the TI Work which Tenant desires to install in the Premises.  Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby acknowledge and agree that (A) Tenant shall have the option, in lieu of submitting TI Working Drawings for the entire Premises, of submitting TI Working Drawings for an individual Premises Portion (each, a “Premises Portion Plans Phase”), which plans shall separately reflect the Tenant Improvements to be undertaken in a Premises Portion; and (B) in the event Tenant submits such plans to Landlord in phases, Tenant’s submission and Landlord’s approval thereof shall be made in accordance with the terms of this Lease, provided, however, that the term “TI Working Drawings” as used in this Lease shall mean and refer to the applicable plans submitted by Tenant for such Premises Portion.  The Tenant Improvements shall (u) be constructed in a good and workmanlike manner, (v) constitute Alterations (hereinafter defined) hereunder, and, accordingly, shall be constructed in strict accordance with the terms and conditions of this Lease, including but not limited to the terms and conditions of Section 6, below, provided, however, that in the event of any conflict between the terms of Section 6, below, and the terms of this Section 3(c), the terms of this Section 3(c) shall control and (w) be constructed by a licensed contractor approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(iii)                               Following the substantial completion of the Tenant Improvements in accordance with the terms of this Lease, Tenant shall also be entitled, subject to the terms of this Section 3(c)(iii), to draw upon any remaining Improvement Allowance (“Available Allowance”) to reimburse Tenant for the actual, documented, third-party costs incurred by Tenant in connection with the purchase and installation in the Premises of Tenant’s furniture, fixtures and equipment (collectively, “FF&E Costs”).  Tenant shall submit to Landlord a single request for reimbursement of FF&E Costs (the “FF&E Draw Request”) incurred by Tenant out of the Available Allowance, together with (i) documentation reasonably satisfactory to Landlord evidencing that the Tenant Improvements are substantially complete and (ii) appropriate paid receipts for the total amount of FF&E Costs requested by Tenant in the FF&E Draw Request.  Subject to the terms of this Section 3(c), Landlord shall disburse to Tenant the amount of the Available Allowance set forth in the FF&E Draw Request no later than thirty (30) days after Tenant delivers the FF&E Draw Request to Landlord in accordance with the terms of this Section 3(c).

(iv)                              Any portion of the Improvement Allowance with respect to which Tenant fails to submit to Landlord, on or before the date that is six (6) months after the final Premises Portion Commencement Date (or October 31, 2020), a TI Draw Request and/or a FF&E Draw Request, as applicable, that complies with the terms of this Lease, shall be forfeited by Tenant and retained by Landlord; provided, however, that if as of the final Premises Portion Commencement Date (or October 31, 2020) Tenant (i) has completed the Tenant Improvements in accordance with the terms of this Lease and (ii) is not in monetary default of this Lease (for which default Tenant has received at least forty-eight [48] hours’ prior written notice from Landlord), and no material non-monetary Event of Default (hereinafter defined) by Tenant then exists under this Lease, then, Landlord shall apply up to One Hundred Eight Thousand Seven Hundred Twenty-Five Dollars ($108,725.00) of such unrequested Improvement Allowance (or Five Dollars [$5.00] per rentable square foot of the Premises) against Base Rent next due and payable by Tenant under the Lease until exhausted.

(v)                                 Landlord shall retain American Real Estate Partners Management LLC or another construction supervisor selected by Landlord (“Construction Supervisor”) as Landlord’s construction supervisor in connection with the construction of the Tenant Improvements, and Tenant shall pay Landlord, or the Construction Supervisor, as directed by Landlord, a construction supervision fee (“Construction Supervision Fee”) equal to three percent (3%) of the “hard” costs of the Tenant Improvements, to cover the costs of coordination and supervision of the Tenant Improvements.  The Construction Supervision Fee shall be deducted from the Improvement Allowance, or, alternatively, shall be paid by Tenant to Landlord within thirty (30) days after Landlord’s delivery to Tenant of an invoice therefor.

(vi)                              Notwithstanding anything to the contrary contained in this Lease, Tenant hereby expressly acknowledges and agrees that the amount of the Improvement Allowance shall be reduced by an amount equal to all Suite 215 Relocation Costs (hereinafter defined); provided, however, that the Improvement Allowance shall not be reduced pursuant to the terms of this Section 3(c)(vi) by an amount that exceeds Two Hundred Seventeen Thousand Four Hundred Fifty Dollars ($217,450.00) (or Ten Dollars [$10.00] per rentable square feet of the entire Premises).  As used herein, the term “Suite 215 Relocation Costs” means all costs and expenses actually incurred by Landlord in connection with any relocation of any existing tenant or occupant of the Suite 215 Premises.

(d)                                 Tenant in Possession of Suite 245 Premises.  Landlord and Tenant hereby expressly acknowledge and agree that: (i) Tenant is currently in possession of the Suite 245 Premises pursuant to that certain Sublease Agreement dated May, 2016, as amended by that certain First Amendment to Sublease Agreement dated September 22, 2017 (collectively, the “Existing Sublease”), by and between Paidion Research, Inc. (“Paidion”), as sublandlord, and Tenant, as subtenant, the term of which expires on the date (the “Existing Sublease Expiration Date”) immediately preceding the Suite 245 Commencement Date; and (ii) Tenant shall remain in possession of the Suite 245 Premises from and after the Existing Sublease Expiration Date and the terms and conditions contained in this Lease shall govern Tenant’s occupancy of the Suite 245 Premises from and after the Existing Sublease Expiration Date.  Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby expressly acknowledge and agree that if Landlord’s lease with Paidion for the Suite 245 Premises (the “Paidion Lease”) is terminated prior to the Existing Sublease Expiration Date, then, notwithstanding anything to the contrary contained herein (1) the Suite 245 Commencement Date hereunder shall be deemed to be the date immediately following the termination date of the Paidion Lease, (2) from and after such new Suite 245 Commencement Date, the terms of this Lease shall govern Tenant’s occupancy of the Suite 245 Premises and (3) if requested by Landlord or Tenant, Landlord and Tenant shall execute an amendment to this Lease setting forth such new Suite 245 Commencement Date and any other revisions to this Lease necessitated by the early termination of the Paidion Lease; provided, however, that the amount of rent payable by Tenant under the Existing Sublease for the Suite 245 Premises shall remain as set forth in the Existing Sublease for the period commencing on such new Suite 245 Commencement Date and ending on the Existing Sublease Expiration Date.

4.                                      RENTAL.

During the Term, but subject to the terms of Section 4(h), below, Tenant shall pay to Landlord at the address set forth in Section 1(l) herein, without notice, demand, reduction (except as may be applicable pursuant to the sections of this Lease entitled “Damage or Destruction of Premises” and “Eminent Domain”), setoff or any defense, the amounts set forth in this Section 4 (collectively the “Annual Rental”).

(a)                                 Base Rent; Additional Rent.

(i)                                     Subject to the terms of Section 4(h), below, beginning with the Premises Portion Commencement Date for each Premises Portion, and continuing through the Expiration Date, Tenant shall pay Base Rent in accordance with the schedule set forth in Section 1(h) in equal monthly installments each in advance on or before the first day of each calendar month.  Base Rent for any partial calendar month occurring during the Term shall be prorated based upon the number of days of such partial calendar month falling within the Term.

(ii)                                  As used herein, the term “Additional Rent” shall mean such costs, expenses, charges and other payments to be made by (or on behalf of) Tenant to Landlord (or to a third party if required under this Lease) pursuant to the terms of this Lease, whether or not the same be designated as such.

(b)                                 Operating Expense  and Real Estate Tax Pass-Throughs.

(i)                                     Commencing on January 1, 2020, and thereafter throughout the Term, Tenant shall pay Tenant’s Proportionate Share (as set forth in Section 1(j), above) of (i) all Operating Expenses (hereinafter defined) paid or incurred by Landlord during each calendar year to the extent such costs exceed the amount of Operating Expense incurred during the Base Year (defined in Section 1(i), above) and (ii) all Real Estate Taxes (hereinafter defined) paid or incurred by Landlord during each calendar year to the extent such costs exceed the amount of Real Estate Taxes incurred during the Base Year.  As used herein, the term “Operating Expenses” means all costs and expenses paid or incurred by Landlord in connection with the ownership, operation, repair or maintenance of the Building, the Common Areas, the Land and, subject to subsection (W), below, the Project Land and the Business Park, including without limitation, all: (A) insurance premiums and policy deductibles paid with respect to the Building and/or the Land, including fire and extended coverage insurance and liability insurance, (B) sales, use and/or personal property taxes applicable to the Building or the Premises, including those relating to the purchase of goods and services used in connection with the operation, maintenance or repair of the Building, (C) Intentionally Omitted, (D) Intentionally Omitted, (E) the cost of providing Standard Building Services (hereinafter defined) including utilities, heat and air conditioning, janitorial service and window cleaning, (F) Building management costs (including management fees; provided, however, that such management fees shall not exceed four percent [4%] of gross Building revenue), (G) the cost of grass mowing, shrub care and general landscaping, irrigation systems, maintenance and repair to parking and loading areas (including storage of materials), driveways, sidewalks, exterior lighting, garbage collection and disposal, snow removal, water and sewer, plumbing, signs and other facilities serving or benefiting the Premises or the Building, (H) the cost of all services rendered by third parties with respect to the Building and the Land, including the Common Areas thereof, and all costs paid or incurred by Landlord in providing any of the services to be provided by Landlord pursuant to the terms of this Lease; (I) costs of all capital improvements, repairs or equipment in or to the Building which are (x) undertaken to comply with applicable law first effective on or after the date of completion of the original construction of the Building or (y) to reduce Operating Expenses (each, a “Permitted Capital Expenditure”); provided that the cost of any Permitted Capital Expenditure shall be amortized on a straight line basis over a reasonable period of time (as determined in accordance with generally accepted accounting principles as reasonably interpreted by Landlord), with imputed interest at six percent (6%) per annum, (J) dues and/or assessments paid to any owners association with jurisdiction over the Business Park (the “Association”),  (K) employees’ wages, salaries, welfare and pension benefits and other benefits; (L) the cost of repairs and maintenance; (M) telephone service; (N) concierge services; (O) sewer rents and charges; (P) window cleaning; (Q) service contracts for the maintenance of elevators, boilers, HVAC and other mechanical, plumbing and electrical equipment or systems; (R) the rental value of the management office maintained in the Building; (S) legal fees and accounting fees; (T) the cost of purchase or replacement of trees, plants and shrubbery; (U) all costs of operating, maintaining and replacing equipment in any health and fitness and facility located in the Building; (V) all costs incurred by Owner pursuant to the terms of the Covenants (hereinafter defined), and (W) the Building’s proportionate share (based on the ratio that the rentable square footage of the Building bears to the aggregate rentable square footage of the Building and the Other Building) of the costs and expenses paid or incurred by Landlord in the operation, repair and maintenance of the Business Park, including without limitation the costs and expenses associated with the maintenance and operation and repair of Business Park amenities made available for the common use and enjoyment of the tenants of the Business Park from time to time.  As used herein, the term “Real

Estate Taxes” means all governmental impositions, levies, fees, taxes, assessments or charges of every kind and nature whatsoever which are levied, assessed or imposed against the Premises, the Land, the Building, or any other improvements on the Land, or any portion thereof or by reason of the ownership and operation of the Premises, the Land, the Building or any other improvements on the Land, and receipt of Rent therefrom including, without limitation, ad valorem taxes, real estate taxes, any other tax on rents or real estate, water or sewer and all other governmental exactions from time to time directly or indirectly assessed or imposed upon the Premises, the Land, the Building or any other improvements on the Land, including all reasonable costs and fees paid or incurred by Landlord in contesting, or in negotiating with the public authorities as to the amount of such assessments, charges or taxes or the basis upon which the same shall be assessed.  As used herein, the term “Covenants” means any covenants or conditions now or hereafter recorded against the Project Land.  In the event that Landlord elects to employ a single service provider to provide to the Building and the Other Building any category of goods or services relating to the operation, repair or maintenance thereof, Operating Expenses hereunder shall include the Building’s share of the total cost of such goods or services provided during any calendar year, as reasonably determined by Landlord.  As used herein, the term “Project Land” means the Land and the land on which the Other Building is located.

Notwithstanding anything to the contrary contained herein, Landlord shall not include in Operating Expenses during any calendar year of the Term that portion of Controllable Expenses (hereinafter defined) during such calendar year which exceeds the Controllable Expenses Cap (hereinafter defined) for such calendar year.  As used herein, the term “Controllable Expenses Cap” for (i) the Base Year shall be the aggregate amount of Controllable Expenses incurred for the Base Year, and (ii) each calendar year after the Base Year shall be an amount equal to the greater of one hundred five percent (105%) of (a) the Controllable Expenses Cap that was effective in the immediately preceding calendar year and (b) the actual amount of Controllable Expenses incurred in the immediately preceding calendar year.  As used herein, the term “Controllable Expenses” shall mean all categories of Operating Expenses, except:  (1) insurance costs; (2) utility costs; (3) costs to remove and prevent snow and ice; and (4) costs and expenses resulting from the imposition of governmental laws, rules and regulations enacted or implemented after the date of this Lease.  Notwithstanding the foregoing, the terms of this paragraph shall not preclude Landlord from passing through Controllable Expenses in calendar years following the calendar year in which such Controllable Expenses were incurred if such Controllable Expenses, when added to Controllable Expenses incurred in a subsequent calendar year, do not exceed the Controllable Expenses Cap for any such subsequent calendar year.

Notwithstanding anything to the contrary contained herein, Operating Expenses shall not include (i) depreciation of the Building (except as otherwise provided herein), (ii) payments of principal and interest on any mortgages encumbering the Building; (iii) the cost of painting, decorating or renovating a specific tenant’s space (specifically excluding base building improvements and systems and the Common Areas); (iv) costs which Landlord is entitled to be reimbursed by insurance, warranties or condemnation proceeds; (v) leasing commissions, attorneys’ fees and advertising costs incurred by Landlord to lease space in the Building to tenants or prospective tenants of the Building; (vi) legal fees incurred for negotiation of leases, or relating to disputes between Landlord and other tenants and occupants of the Building; (vii) salaries and fringe benefits of employees above the grade of senior property manager and/or senior building manager (it being expressly understood that accountants and engineers shall be deemed to be beneath the grade of senior property manager and senior building manager), except if any such employees above the grade of senior property manager and/or senior building manager is providing services relating to the operation, servicing, maintenance and/or repair of the Building, the Common Areas and/or the Land; provided, however, that in the case of compensation paid for any such employee above the grade of senior property manager and/or senior building manager that is not assigned exclusively to the Building, the Common Areas and/or the Land, Operating Expenses shall include only the portion of their salaries, wages and other personnel costs that Landlord allocates on a reasonable and equitable basis to the Building, the Common Areas and/or the Land; (viii) the profit increment paid by Landlord for services to a corporation or entity controlling, controlled by or under common control with Landlord, to the extent the total amount paid by Landlord for such services are not comparable to office buildings in the Raleigh/Durham, North Carolina area of comparable age, size, location and quality to the Building (“Comparable Buildings”) providing services similar to, and at a comparable level as, those provided for the Building; (ix) the costs of capital improvements (other than Permitted Capital Expenditures); (x) any costs incurred by Landlord to remedy any violation of applicable laws with respect to the Common Areas which violation exists as of the Initial Premises Portion Commencement Date; and (xi) costs or expenses of utilities directly metered to tenants and payable separately by such tenants.

(ii)                                  If at any time during calendar year 2019, or during any subsequent calendar year, less than ninety-five percent (95%) of the total rentable square feet of office space in the Building is occupied by tenants, the amount of Operating Expenses for such year shall be deemed to be the amount of Operating Expenses as reasonably estimated by Landlord that would have been incurred if the percentage of occupancy of the Building during such year was ninety-five percent (95%).  If at any time during any calendar year, any part of the Building is leased to a tenant (hereinafter referred to as a “Special Tenant”) who, in accordance with the terms of its lease, provides its own utilities, cleaning or janitorial services or other services or is not otherwise required to pay a share of Operating Expenses in accordance with the methodology set forth in this Section 4(b), and Landlord does not incur the cost of such services, Operating Expenses for such calendar year shall be increased by the additional costs for cleaning and janitorial services and such other applicable expenses as reasonably estimated by Landlord that would have been incurred by Landlord if Landlord had furnished and paid for cleaning and janitorial services and such other services for the space occupied by the Special Tenant, or if Landlord had included such costs in “operating expenses” as defined in the Special Tenant’s lease.  Notwithstanding the foregoing, in no event shall the adjustments in Operating Expenses as hereinabove described result in a net profit to Landlord.

(c)                                  Payment of Operating Expenses and Real Estate Taxes.

Commencing on January 1, 2020, Tenant shall pay to Landlord in advance each month, along with Tenant’s installments of Base Rent (and Additional Rent, if applicable) an amount (the “Tenant Contribution”) equal to one-twelfth (1/12) of Landlord’s estimate of the sum of (i) Tenant’s Proportionate Share of the amount of Operating Expenses for any calendar year (including any partial calendar year, as applicable) which is in excess of Operating Expenses for the Base Year, plus (ii) Tenant’s Proportionate Share of the amount of Real Estate Taxes for any calendar year (including any partial calendar year, as applicable) which is in excess of Real Estate Taxes for the Base Year.  Landlord will make reasonable efforts to provide Tenant with Landlord’s estimate of Tenant’s Contribution for the upcoming calendar year on or before December 15 of each calendar year during the Term hereof.  Not more than twice during any calendar year, Landlord may in good faith revise Landlord’s estimate of Tenant’s Proportionate Share of increases in Operating Expenses and Tenant’s Proportionate Share of increases in Real Estate Taxes, and upon Tenant’s receipt of a revised statement, Tenant shall pay Tenant’s Proportionate Share of increases in Operating Expenses and Tenant’s Proportionate Share of

increases in Real Estate Taxes on the basis of such statement.  If Landlord fails to notify Tenant of the revised amount of Tenant’s Contribution by such date, Tenant shall continue to pay the monthly installments of Tenant’s Contribution, if any, last payable by Tenant until Tenant is notified by Landlord of such new estimated amount.  No later than May l of each calendar year of the Term, or as soon thereafter as reasonably practicable, Landlord shall deliver to Tenant a written statement (the “Expense Statement”) setting forth the actual amount of Tenant’s Contribution for the preceding calendar year.  Tenant shall pay the total amount of any balance due shown on such Expense Statement within thirty (30) days after its delivery.  In the event that the Tenant Contribution paid by Tenant for any calendar year exceeds the amount of Tenant’s Proportionate Share of the actual increase in Operating Expenses and Tenant’s Proportionate Share of the actual increase in Real Estate Taxes, Landlord shall reimburse Tenant for any overage paid within thirty (30) days after Landlord delivers such Expense Statement to Tenant.  Further, Tenant shall be responsible for the payment of Tenant’s Contribution for the calendar year in which the Term of this Lease expires, prorated from January 1 thereof through the Expiration Date.  Upon the Expiration Date, Landlord may elect either (i) to require Tenant to pay any unpaid estimated amount within thirty (30) days after the Expiration Date, which estimate shall be made by Landlord based upon actual and estimated costs for such year, or (ii) to withhold the Security Deposit until the exact amount payable by Tenant is determinable, at which time Tenant shall promptly pay to Landlord any deficiencies or Landlord shall return any excess Security Deposit to Tenant.

(d)                                 Audit Right.  Provided that Tenant is not in monetary default of this Lease and provided that no material non-monetary Event of Default then exists under this Lease, Tenant shall be entitled to the following audit right with respect to an Expense Statement delivered by Landlord.  Such audit right shall be exercisable by Tenant providing Landlord with written notice of Tenant’s exercise of such audit right within one hundred twenty (120) days of Tenant’s receipt of such Expense Statement, time being of the essence.  Tenant’s notice shall contain a statement of Tenant’s reasonable objections to such Expense Statement.  If, within thirty (30) days after Landlord’s receipt of Tenant’s written notice, Landlord and Tenant are unable to resolve Tenant’s objections, then, not later than ten (10) business days after the expiration of such thirty (30)-day period, Tenant shall deliver to Landlord written notice (the “Audit Notice”) that it wishes to employ on an hourly rate (and not a contingency fee) basis an independent certified public accounting firm approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) to inspect and audit Landlord’s books and records at the Building relating to the objections raised in Tenant’s notice.  Tenant shall deliver to Landlord a confidentiality and nondisclosure agreement reasonably satisfactory to Landlord executed by Tenant and such accounting firm, and provide Landlord not less than fifteen (15) days’ notice of the date on which the accounting firm desires to examine Landlord’s books and records at the Building during regular business hours; provided, however, that such date shall be between ten (10) and forty-five (45) days after Tenant delivers to Landlord the Audit Notice.  Such audit shall be limited to a determination of whether Landlord calculated the Expense Statement in accordance with the terms and conditions of this Lease.  All costs and expenses of any such audit shall be paid by Tenant, except as otherwise expressly set forth herein.  Tenant shall be entitled to exercise its right to audit pursuant to this Section 4(d) in strict accordance with the foregoing procedures and each such audit shall relate only to the calendar year covered by the Expense Statement.  As a condition precedent to exercising its audit rights, Tenant shall pay to Landlord all monies which Landlord claims are owing by Tenant, as shown on the Expense Statement.  If, upon a final resolution of any dispute between Landlord and Tenant regarding an Expense Statement (it being understood that the results of Tenant’s audit shall not be dispositive or binding on Landlord) (1) Tenant is entitled to a refund of the amount paid by Tenant for Tenant’s Contribution for the calendar year under audit because such Expense Statement overstated the amounts to which Landlord was entitled hereunder, Landlord shall credit the next monthly rental payment(s) by Tenant with an amount equal to such refund (or, if the Term has ended, Landlord shall refund such amount to Tenant within thirty [30] days after such final resolution) or (2) Tenant is found to have underpaid Tenant’s Contribution, Tenant shall pay to Landlord an amount equal to such underpayment within thirty (30) days.  Notwithstanding anything contained in this Section 4(d) to the contrary, if, upon such final resolution of any dispute between Landlord and Tenant regarding an Expense Statement it is determined that a demonstrated error was made in the audited Expense Statement and as a result of such error the amount of Operating Expenses were overstated by more than five percent (5%), Landlord shall, within thirty (30) days after receipt of an invoice therefor, reimburse Tenant for Tenant’s reasonable and actual out-of-pocket costs and expenses incurred in connection with the audit of such Expense Statement, but in no event more than Two Thousand Dollars ($2,000.00).  Tenant shall provide Landlord with a copy of all audits conducted pursuant to the terms of this Section 4(d) within ten (10) days after Tenant receives any such audit.

(e)                                  Documentary Tax.

In the event that any documentary stamp tax, sales tax or any other tax or similar charge (exclusive of any income tax payable by Landlord as a result hereof) becomes applicable to the rental, leasing or letting of the Premises, whether local, state or federal, and is required to be paid due to the execution hereof or otherwise with respect to this Lease or the payments due hereunder, the cost thereof (minus any offsetting reduction in Real Estate Taxes associated therewith) shall be borne by Tenant and shall be paid promptly and prior to same becoming past due.  Tenant shall provide Landlord with copies of all paid receipts respecting such tax or charge promptly after payment of same.

(f)                                   Late Payment.

If any monthly installment of Base Rent, Additional Rent (if any) or any other sum due and payable pursuant to this Lease remains due and unpaid five (5) days after said amount becomes due, Tenant shall pay as Additional Rent hereunder a late payment charge equal to five percent (5%) of the unpaid rent or other payment; provided, however, on the first occasion of a late payment in any twelve (12)-month period, and no more than once in any twelve (12)-month period, Landlord agrees to waive its right to collect late charges on such payment if such payment is made no later than the fifth (5th) business day after Landlord delivers to Tenant written notice of such late payment.  All unpaid rent and other sums of whatever nature owed by Tenant to Landlord under this Lease shall bear interest from the tenth (10th) day after the due date thereof until paid at the lesser of two percent (2%) per annum above the “prime rate” as published in The Wall Street Journal from time to time (the “Prime Rate”) or the maximum interest rate per annum allowed by law.  Acceptance by Landlord of any payment from Tenant hereunder in an amount less than that which is currently due shall in no way affect Landlord’s rights under this Lease and shall in no way constitute an accord and satisfaction.

(g)                                  Survival.  Tenant’s obligation to pay Operating Expenses pursuant to the provisions of this Section 4 shall survive the expiration or other termination of this Lease with respect to any period during the Term hereof and with respect to any holdover period of occupancy following the expiration of the Term.

(h)                                 Base Rent Abatement.  Provided Tenant is not in monetary default of this Lease (for which default Tenant has received at least forty-eight [48] hours’ prior written notice from Landlord), and provided further that no material non-monetary Event of Default by Tenant then exists under this Lease, Landlord hereby agrees to abate Base Rent (i) for the Suite 200 Premises for (A) the first five (5) full calendar months following the Suite 200 Commencement Date and (B) the first fifteen (15) days of the sixth (6th) full calendar month following the Suite 200 Commencement Date (such five and one-half [5½] month period being referred to herein as the “Suite 200 Abatement Period”), (ii) for the Suite 215 Premises for the first six (6) full calendar months following the Suite 215 Commencement Date (such six [6] month period being referred to herein as the “Suite 215 Abatement Period”) and (iii) for the Suite 245 Premises for the month of May, 2020.

5.                                      SECURITY DEPOSIT.  Tenant has paid to Landlord upon signing this Lease the Security Deposit described in Section 1(m), above, as security for Tenant’s performance of all of its obligations hereunder.  The Security Deposit may be held by Landlord in such manner as it shall elect, and Landlord shall not be obligated to pay any interest on, or with respect to, the Security Deposit.  The Security Deposit may be commingled with Landlord’s other funds.  Upon any occurrence of an Event of Default by Tenant, Landlord may, at its option, apply all or any part of the Security Deposit to cure the Event of Default, and thereupon Tenant shall promptly redeposit with Landlord the amount so applied in order that Landlord will always have the full  Security Deposit on hand during the term of this Lease.  Within forty-five (45) days after the end of the Term and the surrender by Tenant to Landlord of the Premises in the condition required by the terms of this Lease, and provided that no Event of Default then exists hereunder, Landlord shall refund to Tenant any of the remaining balance of the Security Deposit subject to final adjustments for payment of any rental required by this Lease.  If the Building is sold, Landlord shall transfer the Security Deposit to the new owner, and upon the new owner’s express assumption of the obligations for the Security Deposit required by this Lease, Landlord shall thereupon be released from all liability for such Security Deposit, and Tenant thereafter shall look only to the new owner for such Security Deposit.  The terms hereof shall apply to every transfer of the Security Deposit.

6.                                      ALTERATIONS AND IMPROVEMENTS BY TENANT.

(a)                                 Tenant shall make no alterations, improvements or other changes (collectively, “Alterations”) in or to the Premises which will or may affect the mechanical, electrical, plumbing, HVAC or other systems of, or the exterior, roof or structural elements of, the Building, and shall make no Alterations of any kind respecting the Premises or the Building which are visible from the exterior of the Premises, without Landlord’s prior written consent, to be granted or withheld in Landlord’s sole discretion.  Any other nonstructural Alterations to the Premises shall be made by or on behalf of Tenant only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  If any Alteration requires Landlord to make any alterations or improvements to any part of the Building in order to comply with applicable law (including without limitation the Americans With Disabilities Act, as amended), Tenant shall pay all costs and expenses incurred by Landlord in connection with such alterations or improvements.  Notwithstanding anything to the contrary contained in this Section 6, Tenant shall have the right to make Permitted Alterations (hereinafter defined) in the Premises, without Landlord’s consent (but with ten [10] days prior written notice [“Permitted Alterations Notice”], which notice shall contain a description of the Permitted Alterations proposed to be undertaken by Tenant and state that such Alterations are Permitted Alterations).  A “Permitted Alteration” shall mean any Alteration in the Premises which is consistent with alterations normally and customarily untaken by office tenants in Comparable Buildings and that will not (i) affect the structure or safety of the Building; (ii) adversely affect the electrical, plumbing, mechanical or other base Building systems or the functioning thereof; (iii) be or become visible from the exterior of the Premises; (iv) adversely interfere with the operation of the Building or the provision of services or utilities to other tenants in the Building; (v) cost more than Twenty-Five Thousand Dollars ($25,000.00) in any twelve (12) month period; or (vi) require a permit or other government approval to undertake.  In the event that within ten (10) days after receiving the Permitted Alterations Notice, Landlord determines, in its reasonable discretion, that the proposed Alterations are not Permitted Alterations, and so notifies Tenant, Tenant shall apply for Landlord’s consent for such Alterations in accordance with the provisions of this Section 6.

(b)                                 Notwithstanding anything contained herein to the contrary, all Alterations shall be consistent with the then-existing quality, color scheme (where appropriate), general aesthetic appearance and tenor of the balance of the Building.  Landlord shall also have the right to approve the contractor or contractors who shall perform any Alterations, repairs in, to or about the Premises, which approval shall not be unreasonably withheld, conditioned or delayed, and to post notices of non-responsibility and similar notices, as appropriate.  In addition, promptly after completion of any Alterations, Tenant shall assign to Landlord any and all warranties applicable to such Alterations and shall provide Landlord with as-built plans of the Premises depicting such Alterations.

(c)                                  Any Alterations of any kind to the Premises or any part thereof, except Tenant’s furniture and moveable trade fixtures, shall at once become part of the realty and shall be surrendered with the Premises, as a part thereof, at the end of the Term hereof; provided, however, that Landlord may, by written notice to Tenant given at the time of Landlord’s consent to such Alterations, require Tenant to remove such Alterations and to repair any damage to the Premises caused by such removal (and otherwise restore the Building to the condition existing immediately prior to the installation of such Alteration), all at Tenant’s sole cost and expense.  Any article of personal property, including business and trade fixtures, not attached to or built into the Premises, which were installed or placed in the Premises by Tenant at its sole expense, shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term provided that Tenant repairs any damage to the Premises or the Building caused by such removal.

(d)                                 Tenant shall keep the Premises free from any liens arising out of any work performed on, or materials furnished to, the Premises, or arising from any other obligation incurred by Tenant.  If any mechanic’s or materialmen’s lien is filed against the Premises, the Building and/or the Land for work claimed to have been done for or materials claimed to have been furnished to Tenant, such lien shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s sole cost and expense, by the payment thereof or by filing any bond required by law.  If Tenant shall fail to timely discharge any such mechanic’s or materialman’s lien, Landlord may, at its option, discharge the same and treat the cost thereof as Additional Rent payable with the installment of rent next becoming due; it being expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same.  Tenant shall indemnify and hold harmless Landlord, the Premises and the Building from and against any and all expenses, liens, claims, actions or damages to person or property in connection with any lien for work claimed to have been done for or materials claimed to have been furnished to Tenant or the performance of such work or the furnishing of such materials.  Tenant shall be obligated to, and Landlord reserves the right to, post and maintain on the Premises at any time such notices as shall in the reasonable judgment of Landlord be necessary to protect Landlord against liability for all such liens or actions.

7.                                      USE OF PREMISES

(a)                                 Tenant shall use the Premises only for general office purposes and for no other purposes.  Tenant shall comply with all laws, ordinances, orders, regulations or zoning classifications of any lawful governmental authority, agency or other public or private regulatory authority (including insurance underwriters or rating bureaus) having jurisdiction over the Premises.  Landlord hereby warrants as of the date of this Lease that, to the best of Landlord’s actual knowledge, the Building and Premises comply in all material respects with all applicable laws, ordinances, rules, and regulations of governmental authorities.  Tenant shall not do any act or follow any practice relating to the Premises, the Building or the Common Areas which shall constitute a nuisance or detract from the reputation of the Building as a first-class real estate development comparable to other comparable buildings in the Raleigh/ Durham market taking into account rent and other relevant factors. Tenant’s duties in this regard shall include allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any unreasonably loud or disturbing noise or vibrations to originate in or emit from the Premises. In addition, Tenant shall not conduct a sale of any personal property on or about the Premises, the Building or in the Common Areas without the prior written consent of Landlord.

(b)                                 Without limiting the generality of subsection (a), above, and excepting only office supplies and cleaning materials used by Tenant in its ordinary day to day business operations (but not held for sale, storage or distribution) and then only to the extent used, stored, transported and disposed of in accordance with all applicable laws, regulations and manufacturer’s recommendations, the Premises shall not be used for the treatment, storage, transportation to or from, use or disposal of toxic or Hazardous Materials (hereinafter defined).

(c)                                  Tenant shall exercise due care in its use and occupancy of the Premises and shall not commit or allow waste to be committed on any portion of the Premises; and at the expiration or earlier termination of this Lease, Tenant shall deliver all Premises Portions to Landlord in substantially the same condition in which the Premises Portion existed as of the applicable Premises Portion Commencement Date, ordinary wear and tear, fire or other casualty and acts of God alone excepted.

(d)                                 Tenant’s use and occupancy of the Premises shall include the use in common with others entitled thereto of the Common Areas and all other improvements provided by Landlord for the common use of the Building tenants, and any other common facility as may be designated from time to time by the Landlord, subject, however, to the terms and conditions of this Lease and to the reasonable rules and regulations for use therefor as prescribed from time to time by Landlord in writing; provided, however, that (i) in the event of any conflict between said rules and regulations and the express terms of this Lease, the express terms of this Lease shall control; (ii) such rules and regulations do not unreasonably and materially interfere with Tenant’s access to the Premises or Tenant’s use of the Premises for general office use; and (iii) Landlord does not discriminate against Tenant with respect to Landlord’s enforcement of such rules and regulations.  Subject to the terms hereof, Tenant, its employees, agents, customers and invitees shall have the nonexclusive use (in common with other benefiting tenants) to use the

Common Areas for purposes intended and the non-exclusive use of the adjacent surface parking areas in accordance with Section 1(e) herein.  Tenant shall not at any time unreasonably interfere with the use of the Common Areas by Landlord, another tenant or any other person entitled to use the same.  Landlord reserves the right, from time to time, to alter any of the Common Areas, to exercise control and management of the same, and to establish, modify, change and enforce such reasonable rules and regulations as Landlord in its reasonable discretion may deem desirable for the management of the Building or the Common Areas.  Except in the event of an emergency, Landlord shall, while undertaking Landlord’s rights to alter any Common Area, use commercially reasonable efforts, to the extent reasonably practicable under the circumstances, to minimize any material interference with Tenant’s access to the Premises or Tenant’s use of the Premises for general office use.

(e)                                  Tenant shall save Landlord harmless from any claims, liabilities, penalties, fines, costs, expenses or damages resulting from the failure of Tenant to comply with the provisions of this Section 7.  This indemnification shall survive the termination of this Lease or the expiration of the Term.

8.                                      SERVICES BY LANDLORD.

(a)                                 Provided that on Event of Default by Tenant exists hereunder, Landlord shall cause to be furnished to the Premises (subject to reimbursement as part of the Operating Expenses) in common with other tenants, the following services (the “Standard Building Services”): janitorial services (Monday through Friday, excluding Holidays [hereinafter defined]); water for drinking, lavatory and toilet purposes; operatorless elevator service; electricity for general office space use (including fluorescent lighting replacements to building standard fixtures only); trash removal in accordance with city schedules; and, during “Standard Hours of Operation” (hereinafter defined), Monday through Friday and Saturday (excluding Holidays), heating and air conditioning for reasonably comfortable use and occupancy of the Premises, provided that the provision of heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service.  Tenant shall pay to Landlord all costs resulting from Tenant’s consumption or usage of water, heating, air conditioning or electricity in amounts exceeding (on a per rentable square foot basis) standard office usage or consumption (the “Standard Consumption Amounts”), based on commercially reasonable standards (as reasonably documented by Landlord).  If Tenant shall require water, heating, air conditioning or electricity in excess of Standard Consumption Amounts, Tenant shall first secure the written consent of Landlord for such use.  Landlord may condition its consent upon the requirement that a water meter or electric current meter be installed in the Premises, so as to measure the amount of water or electric current consumed by Tenant.  The cost of such meters and installation, maintenance and repair thereof, the cost of any such excess utility use as shown by said meter, the cost of any new or additional utility installations, including, without limitation, wiring and plumbing, resulting from such excess utility use, and the cost of any additional expenses incurred in keeping count of such excess utility use shall be paid by Tenant promptly upon receipt of written demand (with reasonable supporting documentation) from Landlord.  Notwithstanding the foregoing, Tenant shall not install equipment with unusual or excessive demands for any of the foregoing without Landlord’s prior written consent which Landlord may withheld by Landlord in its reasonable discretion if Landlord determines that such equipment may not be safely used in the Premises or that the electrical service is not adequate therefor.  Notwithstanding anything contained herein to the contrary, Landlord reserves the right to contract with any third party provider of such utilities to provide such services to the Premises, the Building and the Business Park in the

most economical manner and Tenant shall not contract with any other third party provider to supply such utilities to the Premises without Landlord’s prior written consent.  There shall be no abatement or reduction of rent by reason of any of the foregoing services not being continuously provided to Tenant.  Notwithstanding anything to the contrary contained in this Lease, in the event that due solely to Landlord’s negligence, Landlord is not able to provide HVAC, electricity or water to the Premises (and the restoration of such HVAC, electricity or water is within the reasonable control of Landlord) for a period of more than five (5) consecutive business days and such failure shall render at least twenty-five percent (25%) of the Premises unusable for general office use and Tenant shall actually cease to conduct business in such portion of the Premises (an “Abatement Trigger Event”), then, provided no default then exists hereunder, the portion of Base Rent attributable to such unusable area shall, commencing on the sixth (6th) business day after the occurrence of such Abatement Trigger Event (but in no event earlier than the date that is five [5] business days after Landlord received from Tenant written notice of such Abatement Trigger Event and provided Tenant has ceased the use of the Premises or applicable portion thereof for such five [5] business day period), abate until the earlier of the date that (i) Tenant again uses such portion of the Premises and (ii) such portion of the Premises is again usable.  Tenant hereby expressly acknowledges and agrees that the foregoing right to abate Base Rent as the result of an Abatement Trigger Event shall be Tenant’s sole and exclusive remedy in the event of an Abatement Trigger Event.

(b)                                 Landlord agrees to provide heating and air conditioning after-hours (i.e., hours before or after the Standard Hours of Operation) upon at least twenty-four (24) hours’ prior written notice from Tenant on the business day immediately preceding the day on which Tenant is requesting such service.  The cost of after-hours service of heating or air conditioning shall constitute Additional Rent (and be payable monthly by Tenant) at the initial rate of Fifty Dollars ($50.00) per hour per floor of the Building, which rate shall be subject to increase from time-to-time by Landlord.  As used herein, “Standard Hours of Operation” shall mean and refer to those hours of operation at the Building which are 7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. through 1:00 p.m. on Saturday, except Holidays.  “Holidays” shall mean and refer to each of the following days (on the day set aside for observance): New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other holiday(s) generally recognized as such by landlords of office space in the Raleigh/Durham office market, as reasonably determined by Landlord.

(c)                                  Tenant shall promptly report to Landlord any defective condition in or about the Premises known to Tenant, and if such defect is not so reported and such failure results in other damage, Tenant shall be liable for the same.

(d)                                 Landlord and its agents, officers, directors and employees assume no liability or responsibility whatsoever with respect to the conduct or operation of the business to be conducted in the Premises and shall have no liability for any claim of loss of business or interruption of operations (or any claim related thereto).  Landlord and its agents, officers, directors and employees shall not be liable for any accident to or injury to any person or persons or property in or about the Premises which are caused by the conduct and operation of said business or by virtue of equipment or property of Tenant in said Premises.  Tenant agrees to hold Landlord and its agents, officers, directors and employees harmless against all such claims, except to the extent resulting from Landlord’s negligence or willful misconduct.  Landlord and its agents, officer, directors and employees shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, compensation or claim arising out of or related to managing the Premises or the

Building, repairing any portion of the Premises or the Building, the interruption in the use of the Premises, accident or damage resulting from the use or operation (by Landlord and its agents, officers, directors and employees, Tenant, or any other person or persons whatsoever) or failure of elevators, or heating, cooling, electrical or plumbing equipment or apparatus, or the termination of this Lease by reason of the destruction of the Premises, or from any fire, robbery, theft, mysterious disappearance and/or any other casualty, or from water, rain or snow that may leak into or flow from any part of the Premises or the Building, or from any other cause whatsoever, unless occasioned by the negligence or willful misconduct of Landlord.  In no event shall Landlord be liable for punitive or consequential damages or any injury to or interference with Tenant’s business, nor shall Landlord be liable with respect to utilities furnished to the Premises, or the lack of any utilities.  Any goods, property or personal effects, stored or placed by Tenant in or about the Premises or in the Building, shall be at the sole risk of Tenant, and Landlord and its agents, officers, directors and employees shall not in any manner be held responsible therefor, except if such injury or damage results from Landlord’s negligence or willful misconduct.

9.                                      TAXES ON LEASE AND TENANT’S PROPERTY.

(a)                                 Tenant shall pay any taxes, documentary stamps or assessments of any nature which may be imposed or assessed upon this Lease, Tenant’s occupancy of the Premises or Tenant’s trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant as promptly as all such taxes or assessments may become due and payable without any delinquency.

(b)                                 Landlord shall pay, subject to reimbursement from Tenant as provided in the Section entitled “Rental” of this Lease, all ad valorem property taxes which are now or hereafter assessed upon the Building, the Premises and the Common Areas, except as otherwise expressly provided in this Lease.

10.                               INSURANCE AND INDEMNITY.

(a)                                 Fire and Extended Coverage Insurance.  Landlord shall maintain and pay, subject to reimbursement by Tenant as provided in Section 4 hereof, for fire and casualty special form “all risk” insurance, with extended coverage (including boiler and machinery coverage), covering the Building (but not any of Tenant’s furniture, fixtures, equipment, personal property or other removable property or any Alterations or any other improvements in the Premises, and excluding costs for excavation, foundation, footings and other items typically excluded from similar policies carried by owners of Comparable Buildings) in amounts not less than the Building’s full replacement cost.  Tenant shall not do or cause to be done or permit on the Premises or in the Building anything deemed extra hazardous on account of fire (it being expressly acknowledged and agreed that office use shall not, without more, be deemed extra hazardous on account of fire pursuant to the terms of this Section 10(a)) and Tenant shall not use the Premises, the Common Areas or the Building in any manner which will cause an increase in the premium rate for any insurance in effect on the Building or a part thereof (it being expressly acknowledged and agreed that Tenant’s use of the Premises for office use shall not, without more, be deemed to cause an increase in the premium rate for any insurance in effect on the Building or a part thereof pursuant to the terms of this Section 10(a)).  If, because of anything done, caused to be done, permitted or omitted by Tenant or Tenant’s Invitees, the premium rate for any kind of insurance in effect on the Building or any part thereof shall be raised, Tenant shall pay Landlord on demand the amount of any such increase in premium which Landlord shall pay for such insurance and if Landlord shall demand that Tenant remedy the condition which caused any such increase in an insurance premium rate, Tenant shall remedy such condition within five (5) days after receipt of such demand.  Tenant shall maintain and pay for all fire and extended coverage insurance on the Tenant Improvements and on all trade fixtures, equipment, machinery, merchandise or other personal property located in the Premises and belonging to, or in the custody of, Tenant.  In addition, at all times during the Term, Tenant shall procure and maintain business income and extra expense coverage in such amounts as will reimburse Tenant for direct or indirect loss or earnings attributable to any loss caused by fire or other casualty or cause including, but not limited to, vandalism, theft and water damage of any type.  Tenant shall furnish to Landlord certificates of insurance evidencing the required coverage prior to each applicable Premises Portion Commencement Date and thereafter prior to each policy renewal date.

(b)                                 Liability Insurance.  At all times during the term of this Lease, Tenant shall, at its sole cost and expense, keep in force adequate public liability insurance under the terms of a commercial general liability policy (occurrence coverage) in the amount of not less than Two Million and No/100 Dollars ($2,000,000.00) single limit with such company(ies) licensed to do business in North Carolina and as shall from time to time be reasonably acceptable to Landlord (and to any lender having a mortgage interest in the Premises) and naming Landlord and Landlord’s agent as an additional insureds (and, if requested by Landlord from time to time, naming Landlord’s mortgagee as an additional insured).  In the event Tenant employs any contractor to perform any work in the Premises, Tenant shall provide Landlord with insurance certificates naming Landlord and such other parties as Landlord may designate as additional insureds under policies of builders risk and general liability insurance and shall also provide Landlord with evidence of satisfactory workers compensation coverage in accordance with applicable statutory requirements.  All policies of insurance required to be maintained by Tenant shall be with companies rated A-X or better in the most current issue of Best’s Insurance Reports and shall have a deductible of $35,000.00 or less.  Such insurance shall include, without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease.  Tenant shall furnish to Landlord certificates of insurance evidencing the required coverage prior to each applicable Premises Portion Commencement Date and thereafter prior to each policy renewal date.  Tenant shall provide Landlord with prompt written notice in the event that Tenant is not in compliance with any of the provisions of this Lease pertaining to the insurance that Tenant is required to carry pursuant to the terms of this Lease.

(c)                                  Tenant Indemnity.  Except to the extent caused by the negligence or willful misconduct of Landlord, and subject to the terms of Section 16, below, Tenant shall indemnify and save Landlord harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys’ fees) incurred by or claimed against Landlord and its agents, officers, directors and employees, directly or indirectly, as a result of or in any way arising from (i) Tenant’s use and occupancy of the Premises or in any other manner which arises out of, or relates to, the business of Tenant, including, but not limited to, any cost, damage, claim, liability or expense arising from any violation of any applicable zoning, health, environmental or other law, ordinance, order, rule or regulation of any governmental body or agency; (ii) injury to persons (including death) or property occurring in, on or about the Premises; or (iii) injury to persons (including death) or damage to property to the extent caused or occasioned by the negligence or willful misconduct of Tenant, its employees, agents, contractors or invitees.

(d)                                 Landlord Indemnity.  Except to the extent caused by the negligence or willful misconduct of Tenant or Tenant’s agents, contractors, employees, subtenant, invitees or assignees, and subject to the terms of Section 16, below, Landlord shall indemnify and save Tenant harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys’ fees) incurred by or claimed against Tenant as a result of or in any way arising from bodily injury (including death) or property damage at the Building arising from the negligence or willful misconduct of Landlord in connection with Landlord’s operation or management of the Building.

(e)                                  Landlord Insurance.  Landlord shall keep in force during the term of this Lease insurance in such amounts and coverages as Landlord deems reasonably appropriate or is otherwise required of Landlord by third parties, such as its lender.

11.                               LANDLORD’S COVENANT TO REPAIR AND REPLACE.

During the Term, Landlord shall be responsible for necessary repairs or replacements to (i) the roof of the Building, (ii) the base building structural components of the Building and (iii) the base Building systems serving the Premises, including the Building’s central plumbing, mechanical, electrical and HVAC systems; provided however in no event shall Landlord be responsible for any repairs or replacements (A) to any portion of the Premises, or any improvements or alterations therein (including the Tenant Improvements) or any trade fixtures or equipment required or requested by Tenant, or (B) which are necessitated by the negligence or misconduct of Tenant or Tenant’s Invitees, which shall be made at Tenant’s sole cost and expense, unless such amounts are paid to Landlord pursuant to an insurance policy.  Landlord shall maintain the Building in a manner which is comparable with other buildings in the Raleigh/Durham market of comparable age and condition, taking into account rent and other relevant factors.  Landlord’s repairs and replacements shall be made as soon as reasonably practicable using due diligence and reasonable efforts, taking into account in each instance all circumstances surrounding the repair or replacement including without limitation, the materiality of the repair or replacement to Tenant’s use and operation of its business within the Premises and the relation thereof to the enjoyment of same.  If the need for such repairs or replacements is the result of the negligence or misconduct of Tenant or Tenant’s Invitees, and the expense of such repairs or replacements are not fully covered and paid by Landlord’s insurance, then Tenant shall pay Landlord the full amount of expenses not covered.

12.                               PROPERTY OF TENANT.

All property placed on the Premises by, at the direction of, or with the consent of Tenant or Tenant’s Invitees, shall be at the risk of Tenant or the owner thereof and Landlord shall not be liable for any loss of or damage to said property resulting from any cause whatsoever except to the extent of any loss or damage caused by the gross negligence or willful misconduct of Landlord or its agents, provided same is not covered by the insurance Tenant is required to maintain under the terms of this Lease.

13.                               TRADE FIXTURES AND EQUIPMENT.

Prior to installation, Tenant shall furnish to Landlord notice of all trade fixtures and equipment which it intends to install within the Premises and the installation of same shall be subject to Landlord’s consent, which consent shall not be unreasonably withheld, conditioned, or delayed.  Any trade fixtures and equipment installed in the Premises at Tenant’s expense and identified by Tenant in notice to Landlord shall remain Tenant’s personal property and Tenant shall have the right at any time during the Term to remove such trade fixtures and equipment.  Upon removal of any trade fixtures or equipment, Tenant shall promptly restore the Premises to substantially the same condition in which it existed when the Premises was delivered to Tenant by Landlord, ordinary wear and tear, approved Alterations which Tenant is not obligated hereunder to remove, casualty damage which is Landlord’s obligation hereunder to repair and acts of God alone excepted.  Any trade fixtures not removed by Tenant within three (3) days of the expiration or an earlier termination of the Lease shall, at Landlord’s sole election, either (i) become the property of Landlord, in which event Landlord shall be entitled to handle and dispose of same in any manner Landlord deems fit without any liability or obligation to Tenant or any other third party with respect thereto, or (ii) be subject to Landlord’s removing such property from the Premises and storing same, all at Tenant’s expense and without any recourse against Landlord with respect thereto.  Without limiting the generality of the foregoing, the following property shall in no event be deemed to be “trade fixtures” and Tenant shall not remove any such property from the Premises under any circumstances, regardless of whether installed by Landlord or Tenant:  (a) any air conditioning, air ventilating or heating fixtures or equipment; (b) any lighting fixtures or equipment; (c) any carpeting or other permanent floor coverings; (d) any paneling or other wall coverings; (e) plumbing fixtures and equipment; or (f) permanent shelving.

14.                               DAMAGE OR DESTRUCTION OF PREMISES.

If the Premises are damaged by fire or other casualty, but are not rendered untenantable for Tenant’s business, either in whole or in part, Landlord shall cause such damage to be repaired without unreasonable delay such that each Premises Portion is in the condition that existed as of the applicable Premises Portion Commencement Date, and the Annual Rent shall not abate.  If by reason of such casualty the Premises are rendered untenantable for Tenant’s business, either in whole or in part, Landlord shall cause such damage to be repaired without unreasonable delay such that each Premises Portion is in the condition that existed as of the applicable Premises Portion Commencement Date, and, in the interim, the Annual Rent shall be proportionately reduced as to such portion of the Premises as is rendered untenantable.  Any such abatement of rent shall not, however, create an extension of the Term.  Provided, however, if by reason of such casualty, the Premises are rendered untenantable in some material portion, and Landlord, in its reasonable estimation, determines that the amount of time required to repair the damage using due diligence is in excess of nine (9) months (as measured from the issuance of the applicable building permits necessary for the reconstruction of the Building), and thereafter notifies Tenant thereof, then, either party shall have the right to terminate this Lease by giving written notice of termination within thirty (30) days after the date of such notice from Landlord, and the Annual Rental shall (i) abate as of the date of such casualty in proportion to the part of the Premises rendered untenantable and (ii) abate entirely as of the effective date of the termination of this Lease.  Notwithstanding the foregoing, in the event the casualty giving rise to an election to terminate is caused by the gross negligence or willful misconduct of Tenant or Tenant’s agents, contractors, employees, or invitees, Tenant shall have no right to terminate this Lease.  Notwithstanding the other provisions of this Section, in the event there should be a casualty loss to the Premises during the last Lease Year of the Term, Landlord may, at its option, terminate this Lease by giving written notice to Tenant within thirty (30) days after the date of the casualty and the Annual Rental shall abate as of the date of such termination.  Except as provided herein, Landlord shall have no obligation to rebuild or repair in case of fire or other casualty, and no termination under this Section shall affect any rights of Landlord or Tenant hereunder arising from the prior defaults of the other party.  Tenant shall give Landlord prompt notice of any fire or other known casualty in the Premises.

15.                               GOVERNMENTAL ORDERS.

Subject to Landlord’s obligations expressly set forth in this Section 15, Tenant agrees, at its own expense, to comply promptly with all requirements of all laws, codes, rules, orders, ordinances, directions, regulations, and requirements of federal, state, county, and municipal authorities, now in force or which may hereafter be in force, including without limitation the Americans with Disabilities Act and the implementing regulations thereof (the “ADA”), and all applicable zoning, recycling and environmental laws and regulations (i) made necessary by reason of Tenant’s particular use or occupancy of the Premises (as opposed to Tenant’s use or occupancy of the Premises for general office use) and (ii) which shall impose any duty upon Landlord or Tenant with respect to the condition, maintenance, operation or alteration of the Premises, or the conduct of Tenant’s business therein.  Landlord agrees to use good faith and due diligence to undertake those actions that are “readily achievable” (as such term is defined in the ADA) in order to attempt to bring the base Building structural components of the Building into compliance with the applicable requirements of the ADA in effect as of the applicable Premises Portion Commencement Date.  If it is determined that for any reason Landlord shall have failed to cause the base Building structural components of the Building to be brought into compliance with the ADA as of the applicable Premises Portion Commencement Date (to at least the minimum extent required under applicable regulations then in effect), then Landlord, as its sole obligation, will take the action(s) necessary to cause compliance, and Tenant acknowledges and agrees that Landlord has and shall have no other obligation or liability whatsoever to Tenant, or to anyone claiming by or through Tenant, regarding any failure of the Building or the activities therein to comply with the applicable requirements of the ADA.  Notwithstanding anything contained herein to the contrary, it is agreed that in the event of any non-compliance by the base Building structural components of the Building with the applicable requirements of the ADA, Landlord shall not be deemed in breach of this Lease if such non-compliance does not materially impair Tenant’s use of, or operations from, the Premises or threaten or endanger the health or safety of Tenant or Tenant’s invitees.

16.                               MUTUAL WAIVER OF SUBROGATION.

For the purpose of waiver of subrogation, the parties mutually release and waive unto the other all rights to claim damages, costs or expenses for any injury to property caused by a casualty or any other matter whatsoever in, on or about the Premises if the amount of such damage, cost or expense has been paid to such damaged party under the terms of any policy of insurance or would have been paid if the injured party had carried the insurance required of it hereunder.  All insurance policies carried with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against either Landlord or Tenant.

17.                               SIGNS AND ADVERTISING.

(a)                                 Subject to the terms of this Section 17(a), from and after the Effective Date of this Lease, Tenant, at Tenant’s sole cost and expense (but subject to the application of the Improvement Allowance), shall have the right to install one (1) exterior sign at the Building containing Tenant’s name and/or Tenant’s logo (the “Exterior Building Sign”).  The exact location of the Exterior Building Sign shall be mutually determined by Landlord and Tenant, provided, however, that such location shall be subject to Applicable Signage Laws (hereinafter defined).  Tenant shall install the Exterior Building Sign provided that (i) Landlord has approved the Exterior Building Sign, the method of installation of the Exterior Building Sign and the contractor that will install the Exterior Building Sign, (ii) the Exterior Building Sign is permitted under, and conforms to, any covenants, conditions or restrictions affecting the Business Park, the Building or the Project Land and any applicable laws, rules and regulations, including the requirements of the City of Durham, Durham County, North Carolina, the State of North Carolina and any owners association with jurisdiction over the Business Park, the Building and/or the Project Land (collectively “Applicable Signage Laws”), and (c) Tenant has obtained all permits, licenses and approvals that may be required pursuant to Applicable Signage Laws in order to install the Exterior Building Sign.  The exact size, style, design, dimensions and other components of the Exterior Building Sign shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and the requirements of Applicable Signage Laws.  Landlord reserves the right to approve in its reasonable discretion the manner in which the Exterior Building Sign is affixed to the Building.  In order to obtain Landlord’s approval, Tenant must submit to Landlord for Landlord’s approval samples of materials to be used for the Exterior Building Sign (showing, among other things, the thickness thereof), samples of any colors to be used for the Exterior Building Sign, complete shop drawings of the Exterior Building Sign and plans and specifications for the actual construction and attachment of the Exterior Building Sign.  The Exterior Building Sign shall be maintained in first-class condition by Tenant at Tenant’s sole cost and expense using a contractor approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  On or before the end of the Term, or in the event Tenant is no longer leasing and occupying the entirety of any Premises Portion after the applicable Premises Portion Commencement Date, Tenant shall, at Tenant’s sole cost and expense, have a contractor approved by Landlord remove the Exterior Building Sign and restore the portions of the Building affected thereby to the condition which existed immediately prior to the installation of the Exterior Building Sign ordinary wear and tear excepted.  If Tenant fails to timely remove the Exterior Building Sign or fails to restore the Building in accordance with the terms of the immediately preceding sentence, Landlord shall have the right, but not the obligation, to undertake such removal and/or restoration and Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith, promptly upon demand therefor.  Tenant shall obtain property insurance coverage for the Exterior Building Sign and such Exterior Building Sign shall be included in Tenant’s comprehensive liability insurance required pursuant to this Lease.  Tenant hereby agrees to indemnify and hold Landlord and its agents, officers, directors and employees harmless from and against any cost, damage, claim, liability or expense (including reasonable attorneys’ fees) incurred by or claimed against Landlord and its agents, officers, directors and employees, directly or indirectly, as a result of or in any way arising from the installation, maintenance, repair, operation, removal or existence of the Exterior Building Sign.  Tenant’s rights under this Section 17(a) are personal to Dova Pharmaceuticals, Inc. and cannot be exercised by any assignee, subtenant or any other person or entity whatsoever.  Notwithstanding the foregoing, in the event this Lease is assigned by Dova Pharmaceuticals, Inc. to a Qualified Tenant Affiliate (hereinafter defined) in accordance with the terms of this Lease, then such Qualified Tenant Affiliate shall have the right to install an Exterior Building Sign in accordance with the terms of this Section 17(a) provided Tenant’s Exterior Building Sign has been previously removed from the Building in accordance with the terms of this Section 17(a).

(b)                                 In order to provide architectural control for the Building and the Business Park, Tenant shall not, subject to terms of Section 17(a), above, install any exterior signs, marquees, billboards, outside lighting fixtures and/or other decorations on the Building, the Premises or the Common Areas which can be seen from any point outside of the Premises.  Landlord shall have the right to remove any such sign or other decoration, restore fully the Building, the Premises or the Common Areas at the cost and the expense of Tenant if any such exterior work is done without Landlord’s prior written approval, which approval Landlord shall be entitled to withhold or deny in its sole discretion.  Tenant shall not permit, allow or cause to be used in, on or about the Premises any sound production devices, mechanical or moving display devices, bright lights, or other advertising media, the effect of which would be visible or audible from the exterior of the Premises.

18.                               RIGHTS OF LANDLORD.

(a)                                 Landlord reserves the following rights:

(i)                                     to change the name or street address of the Building with thirty (30) days prior notice to Tenant;

(ii)                                  to approve the design, location, number, size and color of all signs or lettering on the Premises or visible from the exterior of the Premises;

(iii)                               to have pass keys and/or access cards to the Premises and key codes or cards for the telephone access system installed by Tenant;

(iv)                              to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building;

(v)                                 to enter the Premises at any reasonable time for inspection upon reasonable prior notice to Tenant (which notice may be oral), or at any time, without prior notice, in the event of any emergency; to supply any service to be provided by Landlord hereunder; to submit the Premises to prospective purchasers or, during the final nine (9) months of the Term or any time during which Tenant is in default of this Lease, to prospective tenants; to post notices of non-responsibility; to affix and display “For Rent” signs; and to make repairs, alterations, additions or improvements to the Premises or the Building (it being expressly understood and agreed that, except in the event of an emergency, Landlord agrees to use commercially reasonable efforts to the extent reasonably practicable under the circumstances to minimize any unreasonable interference with Tenant’s access to, or use of, the Premises in connection with any such entry into the Premises by Landlord pursuant to the terms of this Section 18(a)); and

(vi)                              to approve the design, location, number, size and color of all signs located on the exterior of the Building.

(b)                                 Without limiting the generality of the provisions of Section 18(a), above, at any time during the Term of this Lease, Landlord shall have the right to remove, alter, improve, renovate or rebuild the Common Areas of the Building (including, but not limited to, the lobby, hallways and corridors thereof), and to install, repair, replace, alter, improve or rebuild in the Premises, other tenants’ premises and/or the Common Areas of the Building (including the lobby, hallways and corridors thereof), any mechanical, electrical, water, sprinkler, plumbing, heating, air conditioning and ventilating systems, at any time during the Term.  In connection with making any such installations, repairs, replacements, alterations, additions and improvements under the terms of this Section 18, Landlord shall have the right to access through the Premises as well as the right to take into and upon and through the Premises or any other part of the Building, all materials that may be required to make any such repairs, replacements, alterations, additions or improvements, as well as the right in the course of such work to close entrances, doors, corridors, elevators or other facilities located in the Building or temporarily to cease the operations of any services or facilities therein or to take portion(s) of the Premises reasonably necessary in connection with such work, without being deemed or held guilty of an eviction of Tenant; provided, however that Landlord agrees to use all reasonable efforts not to interfere with or interrupt Tenant’s business operation in the Premises.  Landlord shall have the right to install, use and maintain pipes and conduits in and through the Premises, including, without limitation, telephone and computer installations, provided that they do not permanently materially adversely affect Tenant’s access to or use of the Premises.

(c)                                  Landlord shall not be liable to Tenant for damages by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers of Tenant.  The Rent reserved herein shall not abate while the Landlord’s rights under this Section 18 are exercised.

(d)                                 Landlord shall have the right to use any and all means which Landlord may reasonably deem proper to open all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, in any emergency in order to obtain entry to the Premises.  Any entry to the Premises obtained by Landlord by any of said means shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

19.                               INTENTIONALLY OMITTED

20.                               EMINENT DOMAIN.

If any substantial portion of the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof) or if such taking shall materially impair the normal operation of Tenant’s business, then either party shall have the right to terminate this Lease by giving written notice of such termination within thirty (30) days after such taking.  If neither party elects to terminate this Lease, Landlord shall repair and restore the Premises to the best possible tenantable condition (but only to the extent of any condemnation proceeds made available to Landlord) and the Annual Rental shall be proportionately and equitably reduced as of the date of the taking.  All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord whether such award is for compensation for damages to the Landlord’s or Tenant’s interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expense or the taking of Tenant’s trade fixtures or equipment if a separate award for such items is made to Tenant and such separate award does not reduce the award to Landlord.  Notwithstanding the foregoing, in no event shall Tenant be entitled to any compensation for the loss of its leasehold estate.

21.                               EVENTS OF DEFAULT AND REMEDIES.

(a)                                 Upon the occurrence of any one or more of the following events (the “Events of Default,” any one of an “Event of Default”), Landlord shall have the right to exercise any rights or remedies available in this Lease, at law or in equity.  Events of Default shall include:

(i)                                     Tenant’s failure to pay any rental or other sum of money payable hereunder within five (5) days after same becomes due; provided, however, Tenant shall be entitled to written notice from Landlord that such rental or other sum is past due not more than once in any twelve (12) month period and it shall not be deemed an Event of Default hereunder so long as Tenant cures such failure within five (5) days after receipt of said written notice from Landlord;

(ii)                                  Tenant’s conveyance, assignment, sublease or mortgage of the Premises (or any part thereof) or the Lease, or its attempt to undertake any of the foregoing, without the prior written consent of Landlord;

(iii)                               Tenant’s failure to maintain the insurance coverage required by Section 10, above;

(iv)                              Tenant having become bankrupt or insolvent, or having filed any debtor proceedings, or filed pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or filed a petition for the appointment of a receiver or trustee for all or substantially all of Tenant’s assets and such petition or appointment shall not have been set aside within sixty (60) days from the date of such petition or appointment, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement; or

(v)                                 Tenant’s failure to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within thirty (30) days after receipt of written notice thereof, or if such default cannot be remedied within such period, Tenant does not within thirty (30) days after written notice thereof commence such act or acts as shall be necessary to remedy the default and shall not thereafter diligently prosecute such cure and complete such act or acts within ninety (90) days after written notice thereof.

(b)                                 Upon the occurrence of any Event of Default, Landlord, with or without terminating this Lease (except as set forth below), immediately or at any time thereafter, shall have the right, at its option, to utilize any one or more of the following remedies:

(i)                                     Landlord may make any payment required of Tenant and/or re-enter the Premises and correct or repair any condition which shall constitute a failure on Tenant’s part to keep or perform.  Tenant shall reimburse Landlord for any reasonable expenditures made by Landlord in making the payment and/or corrections or repairs within thirty (30) days after delivery of a statement to Tenant accompanied by reasonable documentation supporting the demand.

(ii)                                  Landlord may demand in writing that Tenant vacate the Premises.  Tenant shall vacate the Premises and remove all its property within ten (10)

business days of Tenant’s receipt of the notice, whereupon Landlord shall have the right to re-enter and take possession of the Premises.

(iii)                               If Landlord terminates the Lease as the result of any Event of Default, Landlord may accelerate and collect all Base Rent, Additional Rent, and other charges which are due or may become due under the Lease for the balance of the Term, after first deducting the fair market value of the Premises for the balance of the Term from the remaining Base Rent and Additional Rent and then discounting the difference to its present value by a factor equal to Landlord’s bank’s then announced prime rate.

(iv)                              Landlord may re-enter the Premises and remove Tenant and all of Tenant’s property.

(v)                                 Landlord may re-let all or any portion of the Premises for such time, rent, and other terms and conditions as Landlord, in its reasonable discretion, may deem advisable.  Landlord may make any alterations or repairs to the Premises which it may deem necessary or proper to facilitate the reletting.  Tenant shall pay all commercially reasonable costs of the reletting including the commercially reasonable cost of any alterations or repairs to the Premises.  If this Lease shall have not been terminated by Landlord, Tenant shall continue to pay all charges due from Tenant under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter Tenant shall pay monthly during the remainder of the Term the difference, if any, between the rent collected from any subsequent tenant or tenants and the rent reserved in this Lease.  In no event shall Tenant be entitled to receive any excess of any rents collected by Landlord over the rents due from it.

(vi)                              Landlord may terminate this Lease without separate notice or demand to vacate the Premises.  This Lease shall be deemed to have been terminated by Landlord only upon Landlord’s written notice of termination.  Upon termination Landlord shall nevertheless remain entitled to recover from Tenant all sums provided for in subparagraph (v) above as if the Lease were not terminated.

(c)                                  In the event of any re-entry of the Premises by Landlord pursuant to any of the provisions of this Lease, Tenant waives all claims for damages which may be caused by that re-entry except those claims arising from the Landlord’s gross negligence or willful misconduct.  Tenant shall reimburse the Landlord for any and all losses, costs, expenses (including legal expenses and reasonable attorneys’ fees), and damages suffered by Landlord by reason of its re-entry, removal and/or storage of Tenant’s property.  No re-entry shall be considered or construed to be a forcible party.

(d)                                 Upon any Event of Default by Tenant, Landlord shall be reimbursed for any and all commercially reasonable expenses incurred by Landlord, including without limitation court costs and attorneys’ fees, in enforcing the terms and provisions of this Lease.

22.                               SUBORDINATION.

This Lease is subject and subordinate to any and all mortgages or deeds of trust  which now exist or may hereafter be executed affecting the Building or the Land, and this clause shall be self-operative without any further instrument necessary to effect such subordination; however, if requested by Landlord, Tenant shall promptly execute and deliver to Landlord any such certificate(s) in such form as Landlord may reasonably request evidencing the subordination of this Lease to, or the assignment of this Lease as additional security for, such mortgages or deeds of trust (which instrument, to the extent same effectuates the subordination of this Lease shall provide that the holder of such mortgage or deed of trust will not disturb Tenant’s occupancy of the Premises for so long as no Event of Default exists under this Lease).  If, at any time, or from time to time during the Term, any mortgagee shall request that this Lease have priority over the lien of such mortgage, and if Landlord consents thereto, this Lease shall have priority over the lien of such mortgage and all renewals, modifications, replacements, consolidations and extensions thereof and all advances made thereunder and interest thereon, and Tenant shall, within ten (10) business days after receipt of a request therefor from Landlord, execute, acknowledge and deliver any and all documents and instruments confirming the priority of this Lease.  In any event, however, if this Lease shall have priority over the lien of a first mortgage, this Lease shall not become subject or subordinate to the lien of any subordinate mortgage, and Tenant shall not execute any subordination documents or instruments for any subordinate mortgagee, without the written consent of the first mortgagee.

23.                               ASSIGNMENT AND SUBLETTING.

(a)                                 Tenant shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  In the event of any assignment, sublease, mortgage, pledge or encumbrance, Tenant shall: (i) remain primarily liable for the performance of all terms of this Lease, (ii) pay all reasonable costs incurred by Landlord in connection with such assignment, sublease or mortgage, including without limitation, Landlord’s attorneys’ fees (which costs and fees shall not exceed Two Thousand Dollars [$2,000.00] in the aggregate) and (iii) pay to Landlord fifty percent (50%) of any rental or any fees or charges received by Tenant in excess of the Annual Rental payable to Landlord hereunder as further rental under this Lease, after deducting all of Tenant’s actual and reasonable costs incurred in connection with such assignment or sublease, including brokerage commissions, legal fees, tenant improvement costs and free rent costs.  Landlord’s consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease as required herein.  Any attempted assignment or sublease by Tenant in violation of the terms and conditions of this Section 23 shall be null and void.  Upon receipt by Landlord of an Assignment/Sublease Notice (hereinafter defined), which notice contains the material terms and conditions of such proposed sublease or assignment, Landlord shall have the option, within fifteen (15) days after its receipt of such notice, to terminate this Lease with respect to the portion of the Premises which Tenant proposes to sublet or assign (the “Proposed Space”), whereupon the parties hereto shall have no further rights or liabilities with respect to the Proposed Space except as otherwise expressly set forth herein; provided, however, that such right to terminate the Lease shall not be applicable with respect to any assignment or sublease to a Qualified Tenant Affiliate.

(b)                                 In the event of a proposed assignment of this Lease or subletting of all or a part of the Premises, Tenant shall submit to Landlord, in writing (the “Assignment/Sublease

Notice”): (i) the name of the proposed assignee or sublessee, (ii) current financial statements available to Tenant disclosing the financial condition of the proposed assignee or subtenant, (iii) the nature of the business of the proposed assignee or sublessee, and its proposed use of the Premises (any assignment or subletting being subject to restrictions on use contained in this Lease, the violation of which by the proposed assignee or sublessee shall constitute absolute grounds for Landlord’s denial of the requested assignment or subletting, such grounds not being the exclusive grounds for denial under clause (iii)), (iv) the proposed commencement date of the assignment or subletting, together with a copy of the proposed assignment or sublease, and (v) the terms of the proposed sublease or assignment.  Within thirty (430) days after its receipt of such notice, Landlord shall either approve or disapprove such proposed assignment or sublease in writing.   Tenant shall promptly deliver a copy of the fully executed assignment or sublease to Landlord upon its receipt of same.

(c)                                  Notwithstanding anything in this Lease to the contrary, Tenant further agrees that any assignment or sublease shall be subject to the following additional limitations: (i) in no event may Tenant assign this Lease or sublet all or any portion of the Premises to (A) an existing Tenant of the Building or its subtenant or (B) a person or entity with whom Landlord or its agent is negotiating and to or from whom Landlord, or its agent, has given or received any written or oral proposal within the past three (3) months regarding a lease of space in the Building, unless Landlord does not then have comparable space in the Building available for lease; and (ii) Tenant shall not publicly advertise the rate for which Tenant is willing to sublet the Premises.

(d)                                 All proposed subleases and assignments shall be on a form reasonably acceptable to Landlord, and shall contain, inter alia, the following provisions:  (i) any such assignment or sublease shall include an assumption by the assignee or subtenant, from and after the effective date of such assignment or sublease, of the performance and observance of the covenants and conditions to be performed and observed on the part of Tenant as contained in this Lease, and (ii) any such sublease shall specify that the term of such sublease shall not extend beyond one (1) day prior to the expiration of this Lease.  The consent by Landlord to any assignment, transfer or subletting to any person or entity shall not be construed as a waiver or release of Tenant from any provision of this Lease, unless expressly agreed to in writing by Landlord (it being understood that Tenant shall remain primarily liable as a principal and not as a guarantor or surety), nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant from any such provision.  No consent by Landlord to any such assignment, transfer or subletting in any one instance shall constitute a waiver of the necessity for such consent in a subsequent instance.

(e)                                  For purposes of this Section 23, a transfer, conveyance, grant or pledge, directly or indirectly, in one or more transactions, of an interest in Tenant (whether stock, partnership interest or other form of ownership or control, or the issuance of new interests) by which an aggregate of fifty percent (50%) or more of the beneficial interest in Tenant shall be vested in a party or parties who are not holders of such interest(s) as of the date hereof) shall be deemed an assignment of this Lease; provided, however, that this limitation shall not apply to any corporation, all of the outstanding voting stock of which is listed on a national securities exchange as defined in the Securities Exchange Act of 1934.  The merger or consolidation of Tenant into or with any other entity, the sale of all or substantially all of Tenant’s assets, or the dissolution of Tenant shall each be deemed to be an assignment within the meaning of this Section 23.

(f)                                   Notwithstanding any consent by Landlord to an assignment or subletting, Tenant shall remain primarily liable for the performance of all covenants and obligations contained in this Lease.  Each approved assignee or subtenant shall also automatically become liable for the obligations of Tenant hereunder.  Landlord shall be permitted to enforce the provisions of this Lease directly against Tenant and/or against any assignee or sublessee without proceeding in any way against any other person.  In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant and hereby authorizes each such subtenant to pay said rent directly to Landlord.  Nothing in this Section 23, however, shall result in any obligation of Landlord to any subtenant of Tenant.  Collection or acceptance of Base Rent or Additional Rent from any such assignee, subtenant or occupant shall not constitute a waiver or release of Tenant from the terms of any covenant or obligation contained in this Lease, nor shall such collection or acceptance in any way be construed to relieve Tenant from obtaining the prior written consent of Landlord to such assignment or subletting or any subsequent assignment or subletting.

(g)                                  Notwithstanding anything to the contrary contained in this Section 23, Tenant shall have the right, without Landlord’s consent, but with at least twenty (20) days’ prior written notice (the “Affiliate Transfer Notice”) to Landlord (or, if Tenant is not permitted to provide prior notice pursuant to applicable law or pursuant to the terms of a confidentiality agreement to which Tenant is bound, then, as soon as Tenant is able to deliver the Affiliate Transfer Notice, but in no event later than five (5) business days after the effective date of the applicable assignment or sublease), to assign this Lease or sublease all or a portion of the Premises to a Qualified Tenant Affiliate, provided, that (x) the business operations of the proposed assignee (which shall be disclosed in the Affiliate Transfer Notice) do not conflict with any exclusivity that may be imposed upon Landlord, and (y) no active default exists hereunder.  A “Qualified Tenant Affiliate” shall mean a corporation or other business entity which (i) shall control, be controlled by or be under common control with Tenant or which results from a merger with Tenant or which acquires all or substantially all of the business and assets of Tenant, (ii) is of a type and quality consistent with the first-class nature of the Building, (iii) in the event of an assignment, has the financial capacity and creditworthiness to undertake and perform the obligations of this Lease, (iv) is not a party by whom any suit or action could be defended on the ground of sovereign immunity; and (v) in the case of a merger or acquisition, has a net worth and general creditworthiness immediately after such merger or acquisition at least equal to the net worth and general creditworthiness of Tenant as of the date immediately preceding the effective date of such merger or acquisition.  For purposes of the immediately preceding sentence, “control” shall be deemed to be ownership of more than fifty percent (50%) of the legal and equitable interest of the controlled corporation or other business entity.  In the event of any assignment to a Qualified Tenant Affiliate, Tenant shall remain fully liable to perform the obligations of the Tenant under this Lease, such obligations to be joint and several with the obligations of the Qualified Tenant Affiliate, as tenant, under this Lease.

24.                               INTENTIONALLY OMITTED.

25.                               TRANSFER OF LANDLORD’S INTEREST.

If Landlord shall sell, assign or transfer all or any part of its interest in the Building or in this Lease to a successor in interest which expressly assumes in writing the obligations of Landlord hereunder, then Landlord shall thereupon be released or discharged from all covenants and obligations hereunder arising out of or related to events on or after the date of such transfer, and Tenant shall look solely to such successor in interest for performance of all of

Landlord’s obligations and such successor shall be obligated to perform all of Landlord’s obligations under this Lease which accrue after the date of such transfer.  Tenant’s obligations under this Lease shall in no manner be affected by Landlord’s sale, assignment, or transfer of all or any part of such interest(s) of Landlord, and Tenant shall thereafter attorn and look solely to such successor in interest as the Landlord hereunder.

26.                               COVENANT OF QUIET ENJOYMENT.

Landlord represents that it has full right and authority to lease the Premises and Tenant shall peacefully and quietly hold and enjoy the Premises for the full Term hereof so long as no Event of Default occurs hereunder.

27.                               ESTOPPEL CERTIFICATES.

Within ten (10) business days after receipt of written request from Landlord, Tenant shall deliver a written estoppel certificate, in form supplied by or reasonably acceptable to Landlord, certifying to the extent accurate that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (ii) the Term of the Lease has commenced and the full rental is now accruing hereunder; (iii) Tenant has accepted possession of the Premises and is presently occupying the same; (iv) all improvements required by the terms of the Lease to be made by Landlord have been completed and all tenant improvement allowances have been paid in full; (v) there are no offsets, counterclaims, abatements or defenses against or with respect to the payment of any rent or other charges due under the Lease; (vi) no rent under the Lease has been paid more than thirty (30) days in advance of its due date; (vii) to the actual knowledge of the Tenant, Landlord is not in default in the performance of any covenant, agreement, provision or condition contained in the Lease or, if so, specifying each such default of which Tenant may have knowledge; (viii) the address for notices to be sent to Tenant; (ix) the only security deposit tendered by Tenant is as set forth in the Lease, and such security deposit has been paid to Landlord; and (x) any other information requested by Landlord or any mortgagee or ground lessor of the Building and/or the Land it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of the Building or any part thereof, any mortgagee or prospective mortgagee thereof, any prospective assignee of any mortgage thereof, any ground lessor or prospective ground lessor of the Land and/or the Building, or any prospective assignee of any such ground lease.

28.                               PROTECTION AGAINST LIENS.

Tenant shall not permit the filing of any mechanics’, materialmen’s or other types of liens whatsoever, against all or any part of the Premises by reason of any claims made by, against, through or under Tenant.  If any such lien is filed against the Premises, Tenant shall either cause the same to be discharged of record within thirty (30) days after filing or, if Tenant in its discretion and in good faith determines that such lien should be contested, it shall furnish such security as may be reasonably necessary to prevent any foreclosure proceedings against the Premises during the pendency of such contest.  If Tenant shall fail to discharge such lien within said time period or fail to furnish such security, then Landlord may at its election, in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law.  If Landlord acts to discharge or secure the lien then Tenant shall immediately reimburse Landlord for all sums paid and all costs and expenses (including reasonable attorneys’ fees) actually incurred by Landlord involving such lien together with interest on the total expenses and costs at an interest rate equal to the Prime Rate plus two percent (2%).

29.                               FORCE MAJEURE.

In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, delay in obtaining governmental approvals or permits, strikes, fire, or any other reasons beyond its reasonable control (“Force Majeure”), the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period.  However, the provisions of this Section shall in no way be applicable to Tenant’s obligations to pay Base Rent or any other sums, monies, costs, charges or expenses required by this Lease.

30.                               REMEDIES CUMULATIVE — NONWAIVER.

Unless otherwise specified in this Lease, no remedy of Landlord or Tenant shall be considered exclusive of any other remedy, but each shall be distinct, separate and cumulative with other available remedies.  Each remedy available under this Lease or at law or in equity may be exercised by Landlord or Tenant from time to time as often as the need may arise.  No course of dealing between Landlord and Tenant or any delay or omission of Landlord or Tenant in exercising any right arising from the other party’s default shall impair such right or be construed to be a waiver of a default.

31.                               HOLDING OVER.

If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term, whether with or without Landlord’s acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal.  The “monthly” rental payable by Tenant during any such tenancy at will period shall be one hundred fifty percent (150%) of the monthly installments of Annual Rental payable during the final Lease Year immediately preceding such expiration.  Tenant shall also remain liable for any and all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord’s unequivocal written acquiescence.

32.                               NOTICES.

Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and placed in the United States mail, via certified mail, return receipt requested, with proper postage prepaid or delivered by a nationally recognized overnight courier and addressed to the appropriate party at the address set forth in Section 1(k) hereof.  Notice shall be deemed given upon actual receipt or refusal of delivery.  The addresses of Landlord and Tenant and the party, if any, to whose attention a notice or copy of same shall be directed may be changed or added from time to time by either party giving prior written notice to the other in the prescribed manner.

33.                               LEASING COMMISSION.

Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction except the brokers set forth in Section 1(n) hereof (the “Brokers”).  Tenant agrees to indemnify and save Landlord and Landlord’s management agent harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys’ fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of its respective actions in connection with this Lease.  Landlord agrees to indemnify and save Tenant harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys’ fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of its actions in connection with this Lease.  Landlord agrees to be responsible for the leasing commission due Broker pursuant to separate written agreements between Landlord and the Brokers, and to hold Tenant harmless respecting same.

34.                               SEVERABILITY.

If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law notwithstanding the invalidity of any other term or provision hereof.

35.                               INTENTIONALLY OMITTED

36.                               PAYMENT OF TENANT’S OBLIGATIONS BY LANDLORD AND UNPAID RENT.

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense.  If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable grace period set forth in this Lease, Landlord may, without waiving or releasing Tenant from any of its obligations hereunder, make any such payment or perform any such other required act on Tenant’s part. All sums so paid by Landlord, and all necessary incidental costs, together with interest thereon at two percentage points (2%) over the Prime Rate then in effect, from the date of such payment by Landlord, shall be payable by Tenant to Landlord as Additional Rent hereunder, on demand, and Tenant covenants and agrees to pay any such sums. Landlord shall have (in addition to any other right or remedy of Landlord hereunder or at law) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Additional Rent.

37.                               ENVIRONMENTAL CONCERNS.

(a)                                 Tenant, its agents, employees, contractors or invitees shall not (i) cause or permit any Hazardous Materials (hereinafter defined) to be brought upon, stored, used or disposed on, in or about the Premises and/or the Building, or (ii) knowingly permit the release, discharge, spill or emission of any Hazardous Material in or from the Premises.

(b)                                 Tenant hereby agrees that it is and shall be fully responsible for all costs, expenses, damages or liabilities (including, but not limited to those incurred by Landlord and/or its mortgagee) which may occur from the use, storage, disposal, release, spill, discharge or emissions of Hazardous Materials by Tenant in violation of this Lease.  Tenant shall defend, indemnify and hold harmless Landlord, its mortgagee and its agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorney and consultant fees, court costs and litigation expenses) arising out of or in any way related to the use, storage, disposal, release, discharge, spill or emission of any Hazardous Material, or the violation of any Environmental Laws (hereinafter defined), by Tenant, its agents, employees, contractors or invitees.  The provisions of this Section 37 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or in equity and shall survive the transactions contemplated herein or any termination of this Lease.

(c)                                  As used in this Lease, the term “Hazardous Materials” shall include, without limitation:

(i)                                     those substances included within the definitions of “hazardous substances”, “hazardous materials,” toxic substances,” or “solid waste” in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.) (“CERCLA”), as amended by Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Resource Conservation and Recovery Act of 1976 (“RCRA”), and the Hazardous Materials Transportation Act, and in the regulations promulgated pursuant to said laws, all as amended;

(ii)                                  those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (of any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and

(iii)                               any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyl, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §1251 et seq. (33 U.S.C. §1321) or listed pursuant to Section of the Clean Water Act (33 U.S.C. §1317); (E) flammables or explosives; or (F) radioactive materials.

(d)                                 All federal, state or local laws, statutes, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authority or issued or promulgated thereunder shall be referred to as the “Environmental Laws”.

38.                               USA PATRIOT ACT AND ANTI-TERRORISM LAWS.

(a)                                 Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).

(b)                                 Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows:  (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above.

(c)                                  At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) business days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 38.

39.                               OPTION TO EXTEND TERM.

(a)                                 Tenant shall have and is hereby granted the option to extend the Term hereof for one (1) period of five (5) years (the “Extension Period”), commencing on October 1, 2023 and expiring on September 30, 2028, provided that: (i) Tenant delivers written notice (the “Extension Notice”) to Landlord, not earlier than July 1, 2022, or later than September 30, 2022, time being of the essence, of Tenant’s irrevocable election to exercise such extension option; (ii) no monetary default or material non-monetary Event of Default exists at the time of the exercise of such option or as of the first (1st) day of the Extension Period; and (iii) Tenant has not assigned its interest in this Lease or sublet fifty percent (50%) or more of the Premises.

(b)                                 All terms and conditions of this Lease, including without limitation all provisions governing the payment of Additional Rent and annual increases in Base Rent, shall remain in full force and effect during the Extension Period, except that Base Rent (on a per rentable square foot basis) payable during the initial Lease Year of the Extension Period shall equal the Fair Market Rental Rate (hereinafter defined) at the time of the commencement of the Extension Period.  As used in this Lease, the term “Fair Market Rental Rate” shall mean the fair market rental rate that would be agreed upon between a landlord and a tenant entering into a lease renewal for comparable space as to location, configuration, size and use, in a comparable building as to quality, size, location, reputation and age which is located in the Raleigh/Durham, North Carolina area, with a comparable build-out and a comparable term assuming the following:  (A) the landlord and tenant are informed and well-advised and each is acting in what it considers its own best interests; and (B) the tenant will continue to pay its proportionate share of increases in Operating Expenses and Taxes as set forth in the Lease.

(c)                                  Landlord and Tenant shall negotiate in good faith to determine the Base Rent for the initial Lease Year of the Extension Period, for a period of thirty (30) days after the date on which Landlord receives the Extension Notice.  In the event Landlord and Tenant are unable to agree upon the Base Rent for the initial Lease Year of the Extension Period within said thirty (30)-day period, the Fair Market Rental Rate for the Premises shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by the Landlord, one of whom shall be named by Tenant, and the two so appointed shall select a third (the “Third Broker”).  Each real estate broker so selected shall be licensed in the State of North Carolina as a real estate broker specializing in the field of office leasing in the Raleigh/Durham, North Carolina area, having no fewer than ten (10) years’ experience in such field, and recognized as ethical and reputable within the field.  Landlord and Tenant agree to make their appointments promptly within ten (10) days after the expiration of the thirty (30)-day period, or sooner if mutually agreed upon.  The two (2) brokers selected by Landlord and Tenant shall select the Third Broker within ten (10) days after they both have been appointed, and all three (3) brokers shall, within fifteen (15) days after the Third Broker is selected, submit his or her determination of the Fair Market Rental Rate.  The Third Broker shall determine which determination of Fair Market Rental Rate made by Landlord’s broker or Tenant’s broker is closest to the determination of Fair Market Rental Rate made by the Third Broker (the “Closest Determination”).  The Fair Market Rental Rate hereunder shall be the mean of the Closest Determination and the determination of Fair Market Rental Value made by the Third Broker.  Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the Third Broker.

(d)                                 Should the Term of the Lease be extended hereunder, Tenant shall, if required by Landlord, execute an amendment modifying this Lease within thirty (30) days after Landlord presents same to Tenant, which amendment shall set forth the Base Rent for each Lease Year of the Extension Period and the other economic terms and provisions in effect during the Extension Period.  Should Tenant fail to execute the amendment (which amendment accurately sets forth the economic terms and provisions in effect during the Extension Period) within thirty (30) days after presentation of same by Landlord, time being of the essence, Tenant’s right extend the Term of the Lease shall, at Landlord’s sole option, terminate, and Landlord shall be permitted to lease such space to any other person or entity upon whatever terms and conditions are acceptable to Landlord in its sole discretion.

40.                               RIGHT OF FIRST REFUSAL.

(a)                                 Subject to (i) the right of American Institute of Certified Public Accountants to lease the Right of First Refusal Space (hereinafter defined) pursuant to a right of first offer contained in its lease for space at the Business Park, (ii) any renewal rights granted by Landlord after the Effective Date to any tenant of all or any portion of the Right of First Refusal Space and (iii) the right of any tenant of the Right of First Refusal Space (or any portion thereof) to negotiate an extension of the term of its lease of such space or a new lease demising such space, Tenant shall be granted during the Term the right pursuant to the terms of this Section 40 to lease the Right of First Refusal Space (or portion thereof).  As used herein, the term “Right of First Refusal Space” means that certain portion of the second (2nd) floor of the Building currently known as Suite 230 and containing approximately 3,881 rentable square feet of space, as such space is more particularly shown as the shaded space on the attached Exhibit A-1.

(b)                                 In the event that Landlord receives from a third party that is not an affiliate of Landlord a letter of intent to lease any Right of First Refusal Space that Landlord is willing to accept (the “Offer”), then, subject to the terms of this Section 40, Landlord shall notify Tenant in writing (the “ROFR Notice”) of such Offer and Landlord shall set forth in the ROFR Notice:  (i) a description of the available Right of First Refusal Space subject to such Offer (the “ROFR Available Space”) and (ii) the date on which Landlord anticipates that the ROFR Available Space would become available for lease by Tenant (the “ROFR Availability Date”).  Provided that (1) no monetary default or material non-monetary Event of Default by Tenant then exists under the Lease; (2) Tenant has not assigned the Lease or sublet twenty-five percent (25%) or more of the Premises; (3) not less than thirty (30) months remain in the Term as of the ROFR Availability Date; and (4) Tenant notifies Landlord, in writing, within five (5) business days after Tenant receives the ROFR Notice, time being of the essence, of Tenant’s irrevocable election to lease all (but not less than all) of the ROFR Available Space described in the ROFR Notice on the terms and conditions set forth in the ROFR Notice (the “ROFR Tenant Election Notice”), Tenant shall have the right to lease all, but not less than all, of the ROFR Available Space described in the ROFR Notice on the terms and conditions set forth in the ROFR Notice and in this Section 40.

(c)                                  In the event that Tenant timely delivers a ROFR Tenant Election Notice to Landlord, Landlord shall prepare an amendment modifying the Lease to incorporate the ROFR Available Space (the “ROFR Amendment”), which amendment shall set forth, among other things:  (i) the amount of Base Rent for the ROFR Available Space, which Base Rent shall be the Base Rent set forth in the Offer; provided, however, that if the Offer relates to the leasing of the ROFR Available Space by a Fortune 100 company, then, such Base Rent shall be a market base rent for comparable space as to location, configuration, size and use, in a comparable building as to quality, size, location, reputation and age which is located in the Raleigh/Durham, North Carolina area, with a comparable build-out and a comparable term; and (ii) the adjustments to Tenant’s obligation to pay Additional Rent caused by the addition of the ROFR Available Space.  The term of the demise of the ROFR Available Space shall commence on the date on which Landlord delivers the ROFR Available Space to Tenant, at which time all of Tenant’s obligations with respect to the ROFR Available Space shall commence, including the obligation to pay Rent therefor.

(d)                                 In the event that Landlord and Tenant enter into a ROFR Amendment, and Landlord is unable to deliver to Tenant possession of the ROFR Available Space demised thereunder on the ROFR Availability Date for any reason whatsoever, including without limitation the failure of an existing tenant to vacate such space, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, provided that Landlord shall use reasonable efforts to obtain possession of such space and deliver same to Tenant as soon as reasonably practicable thereafter.

(e)                                  In the event Tenant fails to timely deliver a ROFR Tenant Election Notice to Landlord or, having done so, Tenant fails to execute the ROFR Amendment tendered by Landlord within thirty (30) days after Landlord tenders such amendment to Tenant, then, in either such instance, this Section 40 shall immediately terminate and be of no further force and effect, and Landlord may lease the ROFR Available Space (or any portion thereof) described in the ROFR Notice to any person or entity of Landlord’s choice, on whatever terms and conditions are selected by Landlord in its sole discretion.

(f)                                   Tenant’s rights under this Section 40 are personal to Dova Pharmaceuticals, Inc. and cannot be exercised by any assignee, subtenant or any other person or entity whatsoever (other than a Qualified Tenant Affiliate of Dova Pharmaceuticals, Inc. that has succeeded to the interest of Dova Pharmaceuticals, Inc., as Tenant under this Lease, in accordance with the terms of this Lease).

41.                               MISCELLANEOUS.

(a)                                 Rules and Regulations.  Tenant agrees to be bound by the use and other restrictions imposed by, and the terms and conditions of, the Covenants.  Tenant also agrees to be bound by the rules and regulations attached as Exhibit D and, subject to the terms of Section 7(d) hereof, by any further reasonable rules and regulations or amendments and modifications as may, from time to time, be made by Landlord deemed reasonably necessary for the preservation of good order, safety, care, cleanliness and economical management of the Premises and which are not otherwise in conflict with the rights of Tenant afforded by this Lease (together with the Covenants, the “Rules & Regulations”).

(b)                                 Intentionally Omitted

(c)                                  Nature and Extent of Agreement; Governing Law.  This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein.  This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein.  This Lease shall be construed and governed by the laws of the State of North Carolina.

(d)                                 Binding Effect.  This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.  This Lease shall not be binding until executed by an authorized signatory of both Landlord and Tenant, and delivered to each party.  No amendment or modification to this Lease shall be binding upon Landlord or Tenant unless same is in writing and executed by an authorized signatory of Landlord and Tenant.

(e)                                  Captions and Headings.  The captions and headings in this Lease are for convenience and reference only, and they shall in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

(f)                                   Lease Review.  The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by Landlord and Tenant.

(g)                                  Prevailing Party.  In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party the fees of its attorneys in such action or proceeding in such amount as the court may judge to be reasonable for such attorneys’ fees.

(h)                                 Memorandum of Lease.  At the request of either party, Landlord and Tenant shall promptly execute and record, at the cost of the requesting party, a short form memorandum of lease mutually agreeable to Landlord and Tenant describing the Premises and stating the term of this Lease, its commencement and termination dates, and other information that the parties mutually agree to include.

(i)                                     Representations and Warranties.  The person or persons executing this Lease on behalf of Landlord and Tenant represent, covenant and warrant to the other party as of the date it executes and delivers this Lease that: (i) it is duly constituted, in good standing and qualified to do business in the State of North Carolina, (ii) it has paid all corporate taxes (if applicable), (iii) it will file when due all forms, reports, fees and other documents necessary to comply with applicable laws, and (iv) the signatories signing on behalf of Landlord or Tenant (as the case may be) have the requisite authority to bind said entity.

(j)                                    Building Access.  Throughout the Term, subject to applicable laws, casualty, condemnation and any other event outside of Landlord’s control, Tenant shall be provided with access to the Building twenty-four (24) hours a day, 7 days a week, 365 days a year.  There shall be open access to the Building during Standard Hours of Operation.  At all other times, access to the Building may be restricted, at Landlord’s election, by use of a card or key access system at an entrance to the Building.  In the event Landlord elects to install such an access system, Landlord shall provide Tenant, at no cost to Tenant, with up to four (4) access cards or keys per 1,000 rentable square feet of the Premises (as such Premises may exist from time to time) in order to enter the Building.  For purposes hereof, any such access cards, keys or other comparable access devices are collectively referred to as “access cards.”  Thereafter, additional access cards and replacement access cards (for lost access cards) shall be made available to Tenant at a charge equal to $25.00 per card (subject to reasonable adjustment by Landlord from time to time) upon Landlord’s receipt of an order signed by Tenant.  Tenant shall promptly provide Landlord with written notice of any lost or stolen access cards for the Building.  Landlord shall replace all defective or worn access cards without charge.  All cards shall remain the property of Landlord.  No additional locks shall be allowed on any exterior door of the Premises without Landlord’s written permission and locks on any interior door shall be permitted only to the extent such locks are permissible under applicable laws and relevant insurance requirements.  Upon termination of this Lease, Tenant shall surrender to Landlord all access cards and keys related to the Premises, and give to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, to remain in the Premises and in the event Tenant fails to return all such access cards to Landlord at the end of the Term, Tenant shall pay Landlord $25.00 for each such access card not returned to Landlord.

(k)                                 Intentionally Omitted

(l)                                     Financial Disclosures.  Tenant shall at any time upon receipt of a written request from Landlord (“Financial Statement Request”), provide true, complete and accurate financial information and documentation about itself and any Guarantor to Landlord, within ten (10) days after such Financial Statement Request.  The individuals executing this Lease on Tenant’s behalf hereby represent and warrant to Landlord that the financial statements and other information submitted to Landlord by Tenant prior to the execution hereof are true, complete and accurate, were prepared in accordance with generally accepted cash accounting principles applied on a consistent basis, and accurately reflect Tenant’s net worth as of the date hereof.  Landlord covenants and agrees to keep such records confidential pursuant to a confidentiality agreement reasonably acceptable to Tenant; provided, however, Landlord may share the information contained within such records with its legal counsel, accountants and employees, prospective purchasers and lenders, and as may otherwise be required by applicable law.  Notwithstanding the foregoing, Landlord shall not deliver more than one Financial Statement Request in any twelve (12) month period, except to the extent such request is made at the request of Landlord’s lender, a potential lender, a purchaser or a potential purchaser of the Building, or if such request is made in connection with a Tenant default under this Lease.

(m)                             Domicile.  Tenant hereby elects domicile at the Premises for the purpose of service of all notices, writs of summons or other legal documents or process in any suit, action or proceeding which Landlord or any mortgagee may undertake under this Lease.

(n)                                 Intentionally Omitted

(o)                                 Time of the Essence.  Time is of the essence with respect to all of Tenant’s obligations under this Lease.

(p)                                 No Liability.  Landlord shall not be liable to Tenant for any damage caused by other tenants or persons in the Building or caused by operations of others in the construction of any private, public or quasi-public work.

(q)                                 Counterparts.  This Lease may be executed in counterparts.

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and sealed pursuant to authority duly given as of the day and year first above written.

LANDLORD:

PINE FOREST 240 TT, LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:

DOVA PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT A

FLOOR PLAN OF PREMISES

EXHIBIT A-1

FLOOR PLAN OF RIGHT OF FIRST REFUSAL SPACE

EXHIBIT B

DECLARATION OF SUITE 200 COMMENCEMENT DATE

This Declaration of Suite 200 Commencement Date is made as of                    , 201 , by PINE FOREST 240 TT, LLC (“Landlord”), and DOVA PHARMACEUTICALS, INC. (“Tenant”), who agree as follows:

1.                                      Landlord and Tenant entered into an Office Lease Agreement dated               , 2018, in which Landlord leased to Tenant, and Tenant leased from Landlord, that certain Suite 200 Premises described therein in the office building located at 240 Leigh Farm Road, Durham, North Carolina (the “Building”).  All capitalized terms herein are as defined in the Lease.

2.                                      Pursuant to the Lease, Landlord and Tenant agreed to, and do hereby confirm, that the Suite 200 Commencement Date is              .  [INSERT THE FOLLOWING IF THE INITIAL PREMISES PORTION COMMENCEMENT DATE OCCURS AFTER SEPTEMBER 1, 2018:  Landlord and Tenant agreed to, and do hereby confirm, that the Base Rent payable by Tenant with respect to the Suite 200 Premises is as follows:

[insert revised schedule of Base Rent for the Suite 200 Premises — the below example reflects a revised schedule of Base Rent assuming an Initial Premises

Portion Commencement Date of November 1, 2018]

PERIOD	RATE	MONTHLY RENT	ANNUAL RENT

11/1/18 - 10/31/19	$26.25	$4,289.69	$51,476.28
11/1/19 - 10/31/20	$26.97	$4,407.35	$52,888.20
11/1/20 - 10/31/21	$27.71	$4,528.28	$54,339.36
11/1/21 - 10/31/22	$28.48	$4,654.11	$55,849.32
11/1/22 – 9/30/23	$29.26	$4,781.57	$57,378.84	*

[*on an annualized basis]

3.                                      Tenant confirms that: (i) it has accepted possession of the Suite 200 Premises as provided in the Lease; (ii) Landlord is not required to perform any work or furnish any improvements to the Suite 200 Premises under the Lease; (iii) Landlord has fulfilled all of its obligations under the Lease as of the date hereof; (iv) the Lease is in full force and effect and has not been modified, altered, or amended, except as follows:                                ; and (v) there are no set-offs or credits against Rent (except as specifically set forth in the Lease), and no Security Deposit or prepaid Rent has been paid except as provided by the Lease.

4.                                      The provisions of this Declaration of Suite 200 Commencement Date shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors and assigns, and to all mortgagees of the Building, subject to the restrictions on assignment and subleasing contained in the Lease, and are hereby attached to and made a part of this Lease.

[signature page follows]

LANDLORD:

PINE FOREST 240 TT, LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

DOVA PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

2

EXHIBIT B-1

DECLARATION OF SUITE 215 COMMENCEMENT DATE

This Declaration of Suite 215 Commencement Date is made as of                    , 201 , by PINE FOREST 240 TT, LLC (“Landlord”), and DOVA PHARMACEUTICALS, INC. (“Tenant”), who agree as follows:

1.                                      Landlord and Tenant entered into an Office Lease Agreement dated               , 2018, in which Landlord leased to Tenant, and Tenant leased from Landlord, that certain Suite 215 Premises described therein in the office building located at 240 Leigh Farm Road, Durham, North Carolina (the “Building”).  All capitalized terms herein are as defined in the Lease.

2.                                      Pursuant to the Lease, Landlord and Tenant agreed to, and do hereby confirm, that the Suite 215 Commencement Date is              .  [INSERT THE FOLLOWING IF THE INITIAL PREMISES PORTION COMMENCEMENT DATE OCCURS AFTER SEPTEMBER 1, 2018 OR THE SUITE 215 COMMENCEMENT DATE DOES NOT OCCUR DURING THE SECOND (2nd) LEASE YEAR:  Landlord and Tenant agreed to, and do hereby confirm, that the Base Rent payable by Tenant with respect to the Suite 215 Premises is as follows:

[insert revised schedule of Base Rent for the Suite 215 Premises - the below example reflects a revised schedule of Base Rent assuming an Initial Premises Portion Commencement Date of
November 1, 2018 and a Suite 215 Commencement Date of June 1, 2019]

PERIOD	RATE	MONTHLY RENT	ANNUAL RENT

6/1/19 – 10/31/19	$26.25	$11,825.63	$141,907.56	*
11/1/19 – 10/31/20	$26.97	$12,149.99	$145,799.88
11/1/20 – 10/31/21	$27.71	$12,483.36	$149,800.32
11/1/21 – 10/31/22	$28.48	$12,830.24	$153,962.88
11/1/22 – 9/30/23	$29.26	$13,181.63	$158,179.56	*

[*on an annualized basis]

3.                                      Tenant confirms that: (i) it has accepted possession of the Suite 215 Premises as provided in the Lease; (ii) Landlord is not required to perform any work or furnish any improvements to the Suite 215 Premises under the Lease; (iii) Landlord has fulfilled all of its obligations under the Lease as of the date hereof; (iv) the Lease is in full force and effect and has not been modified, altered, or amended, except as follows:                                ; and (v) there are no set-offs or credits against Rent (except as specifically set forth in the Lease), and no Security Deposit or prepaid Rent has been paid except as provided by the Lease.

4.                                      The provisions of this Declaration of Suite 215 Commencement Date shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors and assigns, and to all mortgagees of the Building, subject to the restrictions on assignment and subleasing contained in the Lease, and are hereby attached to and made a part of this Lease.

[signature page follows]

LANDLORD:

PINE FOREST 240 TT, LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

DOVA PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

2

EXHIBIT C

INTENTIONALLY OMITTED

EXHIBIT D

RULES AND REGULATIONS

The following rules and regulations have been adopted by the Landlord for the care, protection and benefit of the Building and for the general comfort and welfare of the tenants:

1.                                      The sidewalks, entrances, halls, passages, elevators and stairways shall not be obstructed by the Tenant or used by it for any other purpose than for ingress and egress.

2.                                      Toilet rooms and other water apparatus shall not be used for any purpose other than those for which they are constructed.

3.                                      Intentionally Omitted

4.                                      In order to insure proper use and care of the Premises, neither the Tenant nor agent nor employee of the Tenant shall:

(a)                                 Allow any furniture, packages or articles of any kind to remain in corridors except for short periods incidental to moving same in or out of Building or to cleaning or rearranging occupancy of leased space.

(b)                                 Maintain or utilize bicycles or other vehicles in the Building.

(c)                                  Mark or defile elevators, toilet rooms, walls, windows, doors or any part of the Building.

(d)                                 Keep animals or birds on the Premises.

(e)                                  Deposit waste paper, dirt or other substances in corridors, stairways, elevators, toilets, restrooms, or any other part of the Building not leased to him.

(f)                                   Fasten any article, drill holes, drive nails or screws into walls, floors, doors, or partitions or otherwise mar or deface any of them by paint, papers or otherwise (other than reasonably picture hanging), unless written consent is first obtained from the Landlord.

(g)                                  Operate any machinery within the Building except customary office equipment, such as dictaphones, calculators, electric typewriters, and the like.  Special equipment or machinery used in the trade or profession of the Tenant may be operated only with the prior written consent of the Landlord.

(h)                                 Tamper or interfere in any way with windows, doors, locks, air conditioning controls, heating, lighting, electric or plumbing fixtures.

(i)                                     Leave Premises unoccupied without locking all doors, extinguishing lights and turning off all water outlets.

(j)                                    Install or operate vending machines of any kind in the Premises without written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

5.                                      Intentionally Omitted

6.                                      The Landlord reserves the right to designate the time when and method whereby freight, furniture, safes, goods, merchandise and other articles may be brought into, moved or taken from the Building and the Premises leased by the Tenant; and workmen employed, designated or approved by the Landlord must be employed by Tenant for repairs, painting, material moving and other similar work that may be done on the Premises.

7.                                      The Tenant will reimburse the Landlord for the cost of repairing any damage to the Premises or other parts of the Building caused by the Tenant or the agents or employees of the Tenant, including replacing any glass broken.

8.                                      The Landlord shall furnish a reasonable number of door keys for the needs of the Tenant, which shall be surrendered on expiration of the Lease.  The Tenant shall obtain keys only from the Landlord, shall not obtain duplicate keys from any outside source, and shall not alter the locks or effect any substitution.

9.                                      The Tenant shall not install in the Premises any metal safes or permit any concentration of excessive weight in any portion thereof without first having obtained the written permission of Landlord.

10.                               The Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors and peddlers, from the Building and to require registration, satisfactory identification and credentials from all persons seeking access to any part of the Building outside of the Standard Hours of Operation.  The Landlord will exercise its best judgment in the execution of such control but shall not be held liable for the granting or refusal of such access.  The Landlord reserves the right to exclude the general public from the Building after ordinary business hours and on weekends and holidays.

11.                               The attaching of wires to the outside of the Building is absolutely prohibited, and no wires shall be run or installed in any part of the Building without the Landlord’s permission and direction.

12.                               Requests for services of janitors or other Building employees must be made to the Landlord.  Agents or employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

13.                               Signs or any other tenant identification shall be in accordance with building standard signage.  No signs of any nature shall be placed in the windows so as to be visible from the exterior of the Building.  All signs not approved in writing by the Landlord shall be subject to removal without notice.

14.                               Intentionally Omitted

15.                               Tenant shall have a non-exclusive right to use all driveways and parking areas located on the Common Areas of the Land.  Landlord shall have the right (but not the obligation) to tow, at the owner’s expense, any vehicles parked overnight on the Land if in Landlord’s sole judgment such vehicle (i) is deemed to be a threat to the personal safety of the

2

occupants of the Building or (ii) unreasonably interferes with the traffic or parking patterns within the Building.

16.                               If additional drapes or window decorations are desired by Tenant, they shall be reasonably approved by Landlord and installed at the Tenant’s expense under the direction of the Landlord.  Lining on drapes visible from the exterior shall be of a color approved by Landlord.

17.                               The possession of weapons, including concealed handguns, is strictly forbidden on the Premises.

18.                               No smoking shall be permitted within any portion of the Building.

19.                               The Landlord shall have the right to make such other and further reasonable rules and regulations as, in the judgment of the Landlord, may from time to time be necessary for the safety, care and cleanliness of the Premises, the Building or adjacent areas, and for the preservation of good order therein effective ten (10) days after all tenants have been given written notice thereof.

3